The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and accompanying prospectus are not offers to sell these securities nor do they solicit an offer to buy these securities in any state where an offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-200745

SUBJECT TO COMPLETION, DATED MAY 9, 2016

PRELIMINARY PROSPECTUS SUPPLEMENT (To Prospectus dated January 23, 2015)

Asterias Biotherapeutics, Inc.

          Shares of Series A Common Stock
Warrants to Purchase           Shares of Series A Common Stock

We are offering           shares of our Series A Common Stock (the “Shares” ) and warrants to purchase up to           Shares at an exercise price of $          per whole Share pursuant to this prospectus supplement and the accompanying prospectus. The Shares and warrants will be sold in units, with each unit consisting of one Share and           of a warrant; each full warrant entitling the holder to purchase        of Series A Common Stock (      % warrant coverage). Each unit will be sold at a price of $          per unit. The Shares and warrants will be mandatorily separable immediately upon issuance.

Our Shares are listed on The NYSE MKT LLC under the trading symbol “AST.” On May 6, 2016, the last reported sale price of our Shares was $4.43 per share.

The warrants are not and will not be listed for trading on The NYSE MKT LLC, or any other securities exchange or nationally recognized trading system. There is no market through which the warrants may be sold, and purchasers may not be able to resell the warrants purchased under this prospectus supplement. This may affect the pricing of the warrants in the secondary market, the transparency and availability of trading prices, and the liquidity of the warrants.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for future filings.

Investing in our Shares involves significant risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and page 8 of the accompanying prospectus as well as in our periodic reports filed with the Securities and Exchange Commission and incorporated by reference to this prospectus supplement and the accompanying prospectus.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public Offering price	$	$
Underwriting discount and commissions	$	$
Proceeds, before expenses, to us	$	$
[1]	See the section entitled “Underwriting” beginning on page S-15 of this prospectus supplement for additional information about the expenses for which we have agreed to reimburse the Underwriters in connection with this offering.

We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional           Shares at a price of $          per share and/or additional warrants to purchase up to           Shares at a price of $          per warrant, solely to cover over-allotments, if any.

Certain members of our board of directors and executive officers have indicated an interest in purchasing an aggregate of up to approximately $          million of units in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters may sell more, less or no shares in this offering to any of these persons, or any of these persons may determine to purchase more, less or no shares in this offering.

The underwriters expect to deliver the Shares and warrants against payment in New York, New York on or about May   , 2016.

RAYMOND JAMES

Prospectus Supplement dated May   , 2016

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the securities we are offering. The second part, the accompanying prospectus dated January 23, 2015, gives more general information about our securities. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference and any free writing prospectuses we have authorized for use in connection with this offering, in their entirety before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any free writing prospectuses we have authorized for use in connection with this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. We have not authorized anyone to provide you with different or additional information. Under no circumstances should the delivery to you of this prospectus supplement and the accompanying prospectus or any sale made pursuant to this prospectus supplement create any implication that the information contained in this prospectus supplement or the accompanying prospectus is correct as of any time after the respective dates of such information.

Unless the context requires otherwise, the words “Asterias,” “we,” the “company,” “us” and “our” refer to Asterias Biotherapeutics, Inc. and the term “you” refers to a prospective investor.

This prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, include trademarks, service marks and trade names owned by us or others. Asterias Biotherapeutics, the Asterias Biotherapeutics logo and other trademarks of Asterias Biotherapeutics appearing in this prospectus supplement are the property of Asterias Biotherapeutics. All other trademarks, service marks and trade names in this prospectus supplement are the property of their respective owners. We have omitted the ® and ™ designations, as applicable, for the trademarks used in this prospectus supplement or the accompanying prospectus.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this distribution and information appearing elsewhere in this prospectus supplement or the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere in this prospectus supplement. Before you decide to invest in our securities, to fully understand this offering and its consequences to you, you should carefully read the entire prospectus supplement carefully, including the matters set forth under the caption “Risk Factors” beginning on page S-7 of this prospectus supplement and page 8 of the accompanying prospectus, and the consolidated financial statements and related notes included or incorporated by reference in this prospectus supplement, the accompanying prospectus and the other documents incorporated by reference herein and therein.

Business Overview

We are a clinical-stage biotechnology company focused on developing and commercializing novel therapies in the emerging fields of cell therapy and regenerative medicine. We have two core technology platforms. The first is an immunotherapy platform to teach cancer patients’ immune systems to attack their tumors. The second is pluripotent stem cell platform. Pluripotent cells are a type of stem cell capable of becoming all of the cell types in the human body. We are focused on developing therapies to treat conditions with high unmet medical needs and inadequate available therapies, with an initial focus on the therapeutic areas of oncology and neurology.

Products Under Development

Product Candidates

AST-VAC1 and AST-VAC2, Cancer Vaccine Candidates Targeting Telomerase

We are developing two experimental immunotherapeutic programs, AST-VAC1 and AST-VAC2, each designed to attack cancer cells by targeting the cancer cell’s expression of telomerase. Both product candidates use an immune cell type known as dendritic cells to stimulate immune responses to telomerase. Dendritic cells are antigen processing and presenting cells which are potent initiators of a cellular and antibody-mediated immune response Telomerase is a ubiquitous cancer antigen, expressed at high levels in nearly all human cancers, but at very low levels or not at all in normal human cells. The premise underlying these vaccines is to “teach” the patient’s own immune system to attack cancer cells while sparing other normal healthy cells.

AST-VAC1: Autologous Telomerase-loaded, Dendritic Cells

AST-VAC1 is an autologous product candidate, or a product that is derived from cells that come from the treated patient. AST-VAC1 consists of mature antigen-presenting dendritic cells pulsed with RNA for the protein component of human telomerase (“hTERT”) and a portion of a lysosomal targeting signal (“LAMP”). LAMP directs the telomerase RNA to the lysosome, the subcellular organelle that directs the RNA to a particular part of the cell membrane. AST-VAC1 is injected into the patient’s skin, with the objective of the dendritic cells to travel to the lymph nodes and instruct cytotoxic T-cells to kill tumor cells that express telomerase on their surface.

AST-VAC2: hES Cell-Derived Allogeneic Dendritic Cells

AST-VAC2 is an allogeneic, or non-patient specific, cancer vaccine candidate designed to stimulate patient immune responses to telomerase. AST-VAC2 is produced from hES cells and can be modified with any antigen. We believe that the use of hES, as opposed to collecting and using the patient’s own blood, as the starting material for AST-VAC2 provides a scalable system for the production of a large number of vaccine doses in a single lot. Allogeneic vaccine production has the potential to have lower manufacturing costs, “off-the-shelf” availability and broader patient availability, and ensure product consistency. In addition, we believe that this approach has the potential to stimulate a more robust immune response through an adjuvant effect of the immune mismatch between the genetic makeup of AST-VAC2 and patients. Further, we believe AST-VAC2 may be synergistic with immune checkpoint inhibitors currently in development for many cancer indications. This is because immune checkpoint inhibitors function by relieving suppressive mechanisms exerted on T-cells by the tumor, whereas AST-VAC2 is designed to specifically target the T-cells to attack the telomerase expressing tumor cells.

Product Development Strategy for AST-VAC2

During September 2014, we entered into a Clinical Trial and Option Agreement with Cancer Research UK (“CRUK”) and Cancer Research Technology Limited, (“CRT”), a wholly-owned subsidiary of CRUK the “CRUK Agreement”. In January 2016 we announced that we had completed the technology transfer of the AST-VAC2 manufacturing process to CRUK. CRUK is now verifying and scaling up the production of AST-VAC2 in their facility in preparation for pilot and full cGMP campaigns. Upon successful completion of AST-VAC2 production campaigns, Cancer Research UK’s Centre for Drug Development (“CDD”) will submit a Clinical Trial Authorization application to the UK regulatory authorities for the Phase 1/2 clinical trial in non-small cell lung cancer, which will be sponsored, managed and funded by CDD. The clinical trial will examine the safety, immunogenicity and activity of AST-VAC2 and position the immunotherapy to be tested for numerous clinical indications. We will continue to serve in a collaborative and advisory role with CRUK throughout this process.

Upon completion of the Phase 1/2 study, we will have an exclusive first option to acquire the data generated in the trial. If we exercise that option we will be obligated to make payments upon the execution of the license agreement, upon the achievement of various milestones, and then royalties on sales of products. In connection with the CRUK Agreement, we sublicensed to CRUK for use in the clinical trials and product manufacturing process certain patents that have been licensed or sublicensed to us by third parties. We would also be obligated to make payments to those licensors and sublicensors upon the achievement of various milestones, and then royalties on sales of products if AST-VAC2 is successfully developed and commercialized.

AST-OPC1 Oligodendrocyte Progenitor Cells

Our AST-OPC1 product candidate is comprised of oligodendrocyte progenitor cells, which are cells that become oligodendrocytes after injection, derived from a cGMP master cell bank of undifferentiated hES cells that has been fully qualified for human use. These cells, which are stored frozen until ready for use, are produced under cGMP conditions and screened for adventitious agents.

Phase I Safety Trial

As of March 23, 2016, the first patient has completed all five years of their follow-up data set and the remaining four patients have completed their four year follow-up data set. No surgical complications during or post-surgery have been observed, and there have been no significant adverse events to date in any patient attributable to the AST-OPC1 product, the surgery to deliver the cells, or the immunosuppressive regimen. There have been five minor adverse events possibly related to AST-OPC1 such as transient fever and nerve pain. There have been no unexpected neurological changes to date, nor has there been evidence of adverse changes or cavitation on multiple MRIs. MRI results in four of the five subjects are consistent with prevention of lesion cavity formation. Immune monitoring, conducted in some of the patients, has not detected any evidence of immune responses to AST-OPC1 at time periods of up to one year post-transplant.

Phase I/IIa Dose Escalation Study: Subjects with Neurologically Complete Cervical Spinal Cord Injuries

Based on the results of the completed Phase I trial of AST-OPC1 in thoracic Spinal Cord Injury (“SCI”), we obtained permission from the United States Food and Drug Administration (“FDA”) in August 2014 to initiate a Phase I/IIa dose escalation trial in patients with neurologically complete cervical SCIs. We initiated enrollment of the Phase I/IIa dose escalation trial of AST-OPC1 in patients with complete cervical injuries in March 2015. The trial is designed to assess safety and activity of three escalating doses of AST-OPC1 in complete cervical SCI, the first targeted indication for AST-OPC1. The trial is an open-label, single-arm study in patients with sub-acute, C-5 to C-7, neurologically complete cervical SCI. These individuals have lost all sensation and movement below their injury site with severe paralysis of the upper and lower limbs. AST-OPC1 will be administered 14 to 30 days post-injury. Patients will be followed by neurological exams and imaging methods to assess the safety and activity of the product. We completed enrollment in the first (two million cells) dose cohort in August 2015. No serious adverse events related to AST-OPC1, the administration procedure, or the immunosuppressive regimen have been observed to date. We are currently open for enrollment in the second (ten million cells) cohort. Following collection of initial safety data from this second dose cohort, we plan to seek FDA concurrence to increase the robustness of the proof of concept in the Phase I/IIa clinical trial by expanding enrollment. We received a Strategic Partnerships Award grant from the California Institute for Regenerative Medicine, which provides for up to $14.3 million of non-dilutive funding for the Phase I/IIa clinical trial and other product development activities for AST-OPC1, subject to achieving certain milestones.

Additionally, in February 2016, we announced that the FDA had granted our application for Orphan Drug Designation of AST-OPC1 for the treatment of acute spinal cord injury.

Financial Update

As at March 31, 2016, we had cash and cash equivalents of $7.6 million (unaudited), available-for sale securities, at fair value of $12.3 million (unaudited) and total current assets of $21.1 million (unaudited), as compared to cash and cash equivalents of $11.2 million, available-for sale securities, at fair value of $17.0 million and total current assets of $29.8 million as at December 31, 2015.

Corporate Information

We are a Delaware corporation. Our corporate headquarters are located at 6300 Dumbarton Circle Fremont, California 94555 and our telephone number is (510) 456-3800. We are currently a majority-owned and controlled subsidiary of BioTime, Inc. We maintain a website at http://www.asteriasbiotherapeutics.com. Information contained on or linked to our website is not a part of this prospectus supplement summary. Our Series A Common Stock is listed on The NYSE MKT, under the symbol “AST.”

THE OFFERING

Shares offered by us:
          Shares (excluding           Shares issuable upon exercise of the warrants being offered in this offering). This prospectus supplement also relates to the offer and sale of the Shares underlying the warrants being offered by us.
Warrants offered by us
Warrants to purchase up to           Shares at an exercise price of $       per whole Share. The warrants will be exercisable upon issuance and will expire on the five-year anniversary of issuance. See “Description of our Securities—Warrants.”
Offering price
$       per unit
Shares to be outstanding after the offering:
          Shares (or           shares, if the underwriters' option to purchase additional shares is exercised in full)
Over-allotment option
We have granted the underwriters an option to purchase up to           additional Shares and/or up to           additional warrants. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.
Use of Proceeds:
We currently expect to use the net proceeds from this offering for general corporate purposes, including for clinical trials, research and development, capital expenditures and working capital. See “Use of Proceeds” on page S-10 of this prospectus supplement.
The NYSE MKT Symbol:
Our Shares are listed on The NYSE MKT under the symbol “AST” and the Shares to be issued in connection with this offering will also be listed on The NYSE MKT under the same symbol. The warrants are not and will not be listed on The NYSE MKT or other securities exchange or nationally recognized trading system.
Risk Factors:
An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement, page 8 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement for a discussion of factors you should consider carefully when making an investment decision.

The number of Shares to be outstanding after the offering is based on the number of Shares outstanding as of April 30, 2016. As of that date, we had 38,759,746 Shares outstanding, excluding:

•	6,731,355 Shares underlying options outstanding, at a weighted average exercise price of $3.26 per share;
•	160,713 Shares issuable upon vesting of restricted stock units;
•	3,740,381 Shares underlying warrants outstanding, at a weighted average exercise price of $4.92 per share, expiring September 30, 2016;
•	No Shares available for future grant under our 2013 Equity Incentive Plan (before reflecting an amendment to the 2013 Equity Incentive Plan that would increase the number of shares available for issuance by 3,000,000 shares, which has been approved by the Board of Directors and is subject to shareholder approval at the Company's 2016 Annual Meeting);
•	An indeterminate number of shares that the Company may issue from time to time, at its election in lieu of cash, during the term of the Company's services agreement with Cell Therapy Catapult Services Limited in consideration for services to be rendered having a value of up to GBP £2,836,000; and
•	Shares issuable upon exercise of warrants to be issued in this offering.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional Shares and/or up to        additional warrants.

Certain members of our board of directors and executive officers have indicated an interest in purchasing an aggregate of up to approximately $       million of units in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters may sell more, less or no shares in this offering to any of these persons, or any of these persons may determine to purchase more, less or no shares in this offering.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Some of the statements in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on our current expectations, assumptions, estimates and projections about our business and our industry and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied in, or contemplated by, the forward-looking statements. Words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “would,” “could,” “estimate,” “potential,” “continue,” or the negative of such terms or other similar expressions, identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Our actual results and the timing of events may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include those discussed under the caption “Risk Factors” beginning on page S-7 of this prospectus supplement, in the documents incorporated by reference, in any free writing prospectus that we have authorized for use in connection with this offering or as a result of other circumstances beyond our control. The forward-looking statements made in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering speak only as of the date on which the statements are made.

We intend that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from any future results expressed or implied by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Examples of the risks and uncertainties include, but are not limited to:

•	We will require in the near term, but may be unable to secure, significant additional capital to continue our operations, and support our research and development activities;
•	We will need to issue additional equity or debt securities in order to raise additional capital needed to pay our operating expenses;
•	We will spend a substantial amount of our capital on research and development but we might not succeed in developing products and technologies that are useful in medicine;
•	Risks relating to the progress of our clinical trials, including our ability to obtain FDA approval;
•	We are subject to government regulation;
•	Risks relating to intellectual property rights, such as our ability to obtain or enforce patents, the possibility that we may be subject to patent infringement claims, or the possibility that we may lose our rights to key technologies on which our business depends;
•	We have no experience in manufacturing, marketing, selling or distributing products and will depend on third parties to develop and commercialize many of our product candidates and to provide the manufacturing, regulatory compliance, sales, marketing and distribution capabilities required for the success of our business;
•	Failure of our internal control over financial reporting could harm our business and financial results; and
•	We are a subsidiary of BioTime, our business is substantially controlled by BioTime.

The forward-looking statements contained in this prospectus supplement or the documents incorporated by reference herein speak only as of their respective dates. Factors or events that could cause our actual results to differ may emerge from time to time and it is not possible for us to predict them all. Except to the extent required by applicable laws, rules or regulations, we do not undertake any obligation to publicly update any forward-looking statements or to publicly announce revisions to any of the forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider the following risk factors, the risk factors contained in the accompanying prospectus beginning on page 8 and in our Form 10-K for the year ended December 31, 2015 and in our quarterly and current reports filed thereafter, as well as other information contained or incorporated by reference in this prospectus supplement, before deciding to purchase any of our securities. The risks and uncertainties described below and incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may become important factors that affect us. If any of these risks occur, our business could suffer, the market price of our common stock could decline and you could lose all or part of your investment in our securities.

Risks Related to this Offering and Our Securities

The market price of our common stock historically has been and likely will continue to be highly volatile.

The market price for our Shares historically has been highly volatile, and the market for our Shares has from time to time experienced significant price and volume fluctuations, based both on our operating performance and for reasons that appear to us unrelated to our operating performance. The market price of our Shares may fluctuate significantly in response to a number of factors, including:

•	the level of our financial resources;
•	announcements of entry into or consummation of a financing or strategic transaction;
•	changes in the regulatory status of our product candidates, including results of any clinical studies and other research and development programs;
•	FDA or international regulatory actions and regulatory developments in the United States and foreign countries;
•	announcements of new products or technologies, commercial relationships or other events (including clinical study results and regulatory events and actions) by us or our competitors;
•	market conditions in the pharmaceutical, biopharmaceutical, specialty pharmaceutical and biotechnology sectors;
•	developments concerning intellectual property rights generally or those of us or our competitors;
•	changes in securities analysts' estimates of our financial performance or deviations in our business and the trading price of our common stock from the estimates of securities analysts;
•	events affecting any future collaborations, commercial agreements and grants;
•	fluctuations in stock market prices and trading volumes of similar companies;
•	sales of large blocks of our common stock, including sales by significant stockholders, our executive officers or our directors or pursuant to shelf or resale registration statements that register shares of our common stock that may be sold by us or certain of our current or future stockholders;
•	discussion of us or our stock price by the financial and scientific press and in online investor communities;
•	commencement of delisting proceedings by the NYSE MKT; and
•	additions or departures of key personnel.

Our management will have broad discretion with respect to the use of the proceeds of this offering.

Although we have highlighted the intended use of proceeds for this offering, our management will have broad discretion as to the application of these net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for our company.

You will experience immediate dilution in the book value per share of the Shares you purchase.

Investors who purchase our Shares in this offering will experience immediate dilution in their net tangible book value per share to the extent of the difference between the public offering price per share and the “as adjusted” net tangible book value per share after giving effect to the offering. After giving effect to an assumed sale of an aggregate of Shares, the reported closing price of our Shares on the NYSE MKT on December 31, 2015, and after deducting the commissions and the estimated aggregate offering expenses payable by us, and our net tangible book value as of December 31, 2015, investors would suffer an immediate dilution of $          per share in the net tangible book value of their Shares. This calculation assumes that all sales in this offering will occur at once. See “Dilution” on page S-11 for a more detailed discussion of the dilution you will incur in this offering.

If we raise additional capital in the future, your ownership in us could be diluted.

Any issuance of equity we may undertake in the future to raise additional capital could cause the price of our Shares to decline, or require us to issue shares at a price that is lower than that paid by holders of our Shares in the past, which would result in those newly issued shares being dilutive. If we obtain funds through a credit facility or through the issuance of debt or preferred securities, these securities would likely have rights senior to your rights as a common shareholder, which could impair the value of our Shares.

A majority of our directors are not “independent” under the Corporate Governance Rules of the NYSE MKT.

Until the closing of this offering, we have qualified as a “controlled company” under the Corporate Governance Rules of the NYSE MKT, which means that a majority of our issued and outstanding voting stock is controlled by a single person or related group of persons (namely BioTime). As a controlled company, we qualify for certain exemptions to the NYSE MKT listing requirements, including the requirement that a majority of our directors be independent. Following the closing of this offering, we may no longer qualify as a “controlled company” and therefore, under the NYSE MKT rules, our board of directors will be required to consist of a majority of independent directors on the earlier of (i) a period of one year after ceasing to be a controlled company, or (ii) our next annual meeting. If we do not timely comply with the NYSE MKT requirement for a majority independent board of directors, we may be forced to delist from the NYSE MKT.

You may not be able to resell your warrants.

There is no established trading market for the warrants being offered in this offering, and we do not expect such a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange or other nationally recognized trading system, and you may not be able to resell your warrants. If your warrants cannot be resold, you will have to depend upon any appreciation in the value of our common stock over the exercise price of the warrants in order to realize a return on your investment in the warrants.

Investors will have no rights as a stockholder with respect to their warrants until they exercise their warrants and acquire Shares.

Until you acquire shares of our common stock upon exercise of your warrants, you will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of your warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Risk Relating to our Intellectual Property

Government imposed bans or restrictions, and religious, moral and ethical concerns on the use of hES cells could prevent us from developing and successfully marketing stem cell products

Government imposed bans or restrictions on the use of embryos or hES cells research and development in the United States and abroad could generally constrain stem cell research, thereby limiting the market and demand for any of our products that receive regulatory approval. In March 2009, President Barack Obama lifted certain restrictions on federal funding of research involving the use of hES cells, and in accordance with President Obama’s executive order, the National Institutes of Health has adopted new guidelines for determining the eligibility of hES cell lines for use in federally funded research. The central focus of the proposed guidelines is to assure that hES cells used in federally funded research were derived from human embryos that were created for reproductive purposes, were no longer needed for this purpose, and were voluntarily donated for research purposes with the informed written consent of the donors. hES cells that were derived from embryos created for research purposes rather than reproductive purposes, and other hES cells that were not derived in compliance with the guidelines, are not eligible for use in federally funded research.

The Select Investigative Panel on Infant Lives of the United States House of Representatives Committee on Energy and Commerce recently submitted a formal request that we provide certain information relating to, among other things, whether we have used fetal tissue in our research. We intend to fully comply with this request. Importantly, we have never used fetal tissue in our research, as we only use specific hES cell lines that were deemed eligible for federal funding based on their original derivation by third parties according to ethical principles. Then President George W. Bush in August 2001 signed an executive order approving, for research purposes, the use of these specific cell lines, among certain others, and approval for their use was subsequently reconfirmed under President Obama’s March 2009 executive order. Therefore, we believe that we will be able to clearly demonstrate that our hES cells are from formally approved, long-established cell lines and therefore are not within the scope of the Panel's stated mission.

California law requires that stem cell research be conducted under the oversight of a stem cell research oversight (“SCRO”) committee. Many kinds of stem cell research, including the derivation of new hES cell lines, may only be conducted in California with the prior written approval of the SCRO. A SCRO could prohibit or impose restrictions on the research we plan to do.

The use of hES cells gives rise to religious, moral and ethical issues regarding the appropriate means of obtaining the cells and the appropriate use and disposal of the cells. These considerations could lead to more restrictive government regulations or could generally constrain stem cell research thereby limiting the market and demand for any of our products that receive regulatory approval.

It is difficult to forecast with certainty whether there will be additional government imposed bans or restrictions, and religious, moral and ethical concerns on our use of hES cells that could potentially give rise to proceedings, litigation or disputes that could cause us to incur substantial expense, require significant time and attention from our management and result in civil penalties against us. The results of any such proceedings, litigation or disputes could have a material adverse effect on our business and results of operations. Furthermore, it is possible that such proceedings, litigation or disputes could negatively impact the ability of our vendors, suppliers or collaborators to conduct their operations, which could also have a material adverse effect on our business and results of operations.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the           Shares and warrants to purchase Shares that we are offering will be approximately $    million, after deducting the estimated underwriting discount and estimated offering expenses payable by us, or approximately $    million if the underwriters exercise their option to purchase additional shares in full. The foregoing net proceeds does not include any proceeds that we may receive from the exercise of warrants.

We will retain broad discretion over the use of the net proceeds from this offering. We currently expect to use the net proceeds from this offering for general corporate purposes, including for clinical trials, research and development, capital expenditures and working capital.

Pending the use of the net proceeds, we expect to invest the net proceeds in investment grade, interest-bearing securities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

DILUTION

Our net tangible book value as of December 31, 2015 was approximately $24.3 million, or $0.64 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of December 31, 2015. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of our Shares in this offering and the net tangible book value per share of our Shares immediately after this offering.

After giving effect to the sale of           units in this offering (excluding          Shares issuable upon exercise of the warrants being offered in this offering) at the public offering price of $          per unit and after deducting the underwriting discount and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2015 would have been approximately $          million, or $          per Share. This represents an immediate increase in net tangible book value of $          per Share to existing stockholders and immediate dilution of $          per Share to investors purchasing our Shares in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Public offering price per unit	$
Net tangible book value per Share of as December 31, 2015		$0.64
Increase in net tangible book value per Share attributable to investors in this offering
As adjusted net tangible book value per share after this offering
Dilution per Share to investors in this offering

If the underwriters exercises their option to purchase           additional Shares in full, the as adjusted net tangible book value would increase to approximately $         million, or $         per Share, representing an increase to existing stockholders of approximately $         per Share, and there would be an immediate dilution of approximately $         per Share to the investors in this offering.

The number of Shares to be outstanding after the offering is based on the number of Shares outstanding as of December 31, 2015. As of that date, we had 38,228,120 Shares outstanding, excluding:

•	5,130,105 Shares underlying options outstanding, at a weighted average exercise price of $3.16 per share;
•	48,306 Shares issuable upon vesting of restricted stock units;
•	3,500,000 Shares underlying warrants outstanding, at an exercise price of $5.00 per share, expiring September 30, 2016;
•	2,067,147 Shares available for future grant under our 2013 Equity Incentive Plan (before reflecting an amendment to the 2013 Equity Incentive Plan that would increase the number of shares available for issuance by 3,000,000 shares, which has been approved by the Board of Directors and is subject to shareholder approval at the Company's 2016 Annual Meeting );
•	An indeterminate number of shares that the Company may issue from time to time, at its election in lieu of cash, during the term of the Company's services agreement with Cell Therapy Catapult Services Limited in consideration for services to be rendered having a value of up to GBP £3,282,000; and
•	Shares issuable upon exercise of warrants to be issued in this offering.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe that we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

CAPITALIZATION

The following sets forth our capitalization on a consolidated basis as of December 31, 2015. We have presented our capitalization on both an actual and an as adjusted basis to reflect the issuance and sale of the securities offered hereby, but not the application of the net proceeds from the issuance and sale of such securities. See “Use of Proceeds.” You should read the following table along with our financial statements and the accompanying notes to those statements, together with the information set forth under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of December 31, 2015
	(in thousands) Actual	As Adjusted
Cash and Cash Equivalents	11,183
Debt	0
Stockholders’ equity:
Preferred stock, $0.0001 par value, 5,000 shares authorized; none issued or outstanding	$—
Common Stock, $0.0001 par value, authorized 75,000 Series A Common Stock and 75,000 Series B Common Stock; 38,228 and 30,902 shares Series A Common Stock issued and outstanding at December 31, 2015 and 2014, respectively; no Series B Common Stock issued and outstanding at December 31, 2015 and 2014	4
Additional paid-in capital	92,900
Accumulated other comprehensive gain (loss) on available-for-sale investments	434
Accumulated deficit	(48,239)
Total stockholders’ equity	$45,099

Total capitalization	$45,099

The foregoing discussion and table are based on 38,228,120 shares issued and outstanding as of December 31, 2015, and excludes:

•	5,130,105 Shares underlying options outstanding, at a weighted average exercise price of $3.16 per share;
•	48,306 Shares issuable upon vesting of restricted stock units;
•	3,500,000 Shares underlying warrants outstanding, at an exercise price of $5.00 per share, expiring September 30, 2016;
•	2,067,147 Shares available for future grant under our 2013 Equity Incentive Plan (before reflecting an amendment to the 2013 Equity Incentive Plan that would increase the number of shares available for issuance by 3,000,000 shares, which has been approved by the Board of Directors and is subject to shareholder approval at the Company's 2016 Annual Meeting);
•	An indeterminate number of shares that the Company may issue from time to time, at its election in lieu of cash, during the term of the Company's services agreement with Cell Therapy Catapult Services Limited in consideration for services to be rendered having a value of up to GBP £3,282,000; and
•	Shares issuable upon exercise of warrants to be issued in this offering.

DESCRIPTION OF SECURITIES

We are offering          units, consisting of an aggregate of          shares of common stock and warrants to purchase an aggregate of          shares of common stock. Each unit consists of one share of common stock and          of a warrant; each full warrant entitling the holder to purchase        of Series A Common Stock (      % warrant coverage), at an exercise price of $          per whole share. The shares of common stock and the warrants are immediately separable and will be issued separately. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants being offered in this offering.

Common Stock

A description of the material terms and provisions of our Series A Common Stock is set forth in the section entitled “Description of Capital Stock” beginning on page 23 of the accompanying prospectus.

Registrar and Transfer Agent

The registrar and transfer agent for our Series A Common Stock is American Stock Transfer & Trust Company.

Trading Market

Our Series A Common Stock is traded on The NYSE MKT under the symbol “AST.”

Warrants

Form.   The warrants will be issued under a warrant agreement to be entered into between us and the warrant agent.

Exercise.   The warrants will be exercisable upon issuance and will expire on the five-year anniversary of issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full of the exercise price within two trading days in available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance or the resale of the shares of common stock underlying the warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holders an amount in cash equal to the fractional amount multiplied by the current market price of our common stock.

Exercise Price.   The exercise price per whole share of common stock purchasable upon exercise of the warrants is $          . The exercise price is subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distribution of assets, including cash, stock or other property, to our stockholders.

Transferability.   Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing.   We do not plan on applying to list the warrants on The NYSE MKT, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions.   In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction, we or any successor entity will be required to purchase at a holder’s option, exercisable at any time concurrently with or within thirty (30) days after the consummation of the fundamental transaction, such holder’s warrants for cash in an amount equal to the value of the unexercised portion of such holder’s warrants, determined in accordance with the Black Scholes option pricing model as specified in the warrants.

Rights as a Stockholder.   Except as otherwise provided in the warrants or by virtue of such holder's ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Warrant Agent.   Our warrant agent is American Stock Transfer & Trust Company.

UNDERWRITING

We have entered into an underwriting agreement with the underwriters named below. Raymond James & Associates, Inc., or Raymond James, is acting as the sole book-running manager and representative of the underwriters. The underwriting agreement provides for the purchase of a specific number of units comprised of shares of common stock and warrants to purchase common stock by each of the underwriters. The underwriters' obligations are several, which means that each underwriter is required to purchase a specified number of units, but is not responsible for the commitment of any other underwriter to purchase units. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase the number of units set forth opposite its name below:

Underwriter	Number of Units
Raymond James & Associates, Inc.
Total

The underwriters have agreed to purchase all of the units offered by this prospectus supplement (other than those covered by the over-allotment option described below) if any are purchased.

The shares of common stock and the warrants to purchase common stock offered hereby should be ready for delivery on or about May   , 2016 against payment in immediately available funds.

The underwriters are offering the units subject to various conditions and may reject all or part of any order. The representative of the underwriters has advised us that the underwriters propose to offer the units directly to the public at the public offering price that appears on the cover page of this prospectus supplement. After the units are released for sale to the public, the representative may change the offering price and other selling terms at various times.

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 30 days after the date of this prospectus supplement, permits the underwriters to purchase up to          shares of common stock at a price of $          per share and/or warrants to purchase up to          shares of common stock at a price of $          per warrant from us to cover over-allotments, if any. If this option is exercised in full, the total gross proceeds will be $          million, and the total net proceeds to us will be $          million.

The following table provides information regarding the amount of the discounts and commissions to be paid to the underwriters by us, before expenses:

	Per Unit	Total Without Exercise of Over- Allotment Option	Total With Full Exercise of Over- Allotment Option
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses to us	$	$	$

Certain members of our board of directors and executive officers have indicated an interest in purchasing an aggregate of up to approximately $       million of units in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters may sell more, less or no shares in this offering to any of these persons, or any of these persons may determine to purchase more, less or no shares in this offering.

We estimate that our total expenses of the offering, excluding the underwriting discounts and commissions, will be approximately $          , which includes up to $125,000 that we have agreed to reimburse the underwriters for the fees and expenses incurred by them in connection with the offering.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

We, our officers, directors and certain of our stockholders have agreed to a 90-day “lock-up” with respect to shares of our common stock and other of our securities that they beneficially own, including securities that are convertible into shares of common stock and securities that are exchangeable or exercisable for shares of common stock. This means that, subject to certain exceptions, for a period of 90 days following the date of this prospectus supplement, we and such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of Raymond James.

Rules of the SEC may limit the ability of the underwriters to bid for or purchase shares before the distribution of the shares is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing transactions—The representative may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.
•	Over-allotments and syndicate covering transactions—The underwriters may sell more shares of our common stock in connection with this offering than the number of shares that they have committed to purchase. This over-allotment creates a short position for the underwriters. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters' over-allotment option to purchase additional shares in this offering described above. The underwriters may close out any covered short position either by exercising its over-allotment option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in this offering.
•	Penalty bids—If the representative purchases shares in the open market in a stabilizing transaction or syndicate covering transaction, it may reclaim a selling concession from the underwriters and selling group members who sold those shares as part of this offering.
•	Passive market making—Market makers in the shares who are underwriters or prospective underwriters may make bids for or purchases of shares, subject to limitations, until the time, if ever, at which a stabilizing bid is made.

Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of the shares of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the shares if it discourages resales of the shares.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may occur on The NYSE MKT or otherwise. If such transactions are commenced, they may be discontinued without notice at any time.

Electronic Delivery of Prospectus Supplement: A prospectus supplement in electronic format may be delivered to potential investors by one or more of the underwriters participating in this offering. The prospectus supplement in electronic format will be identical to the paper version of such preliminary prospectus supplement. Other than the prospectus supplement in electronic format, the information on any underwriter's website and any information contained in any other website maintained by an underwriter is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

NOTICE TO NON-U.S. INVESTORS

Investors are advised to contact their legal, financial or tax advisers to obtain an independent assessment of the financial and tax consequences of an investment in units.

BELGIUM

The offering is exclusively conducted under applicable private placement exemptions and therefore it has not been and will not be notified to, and this document or any other offering material relating to the units has not been and will not be approved by, the Belgian Banking, Finance and Insurance Commission (“Commission bancaire, financière et des assurances/Commissie voor het Bank, Financie en Assurantiewezen”). Any representation to the contrary is unlawful.

Each underwriter has undertaken not to offer sell, resell, transfer or deliver directly or indirectly, any units, or to take any steps relating/ancillary thereto, and not to distribute or publish this document or any other material relating to the units or to the offering in a manner which would be construed as: (a) a public offering under the Belgian Royal Decree of 7 July 1999 on the public character of financial transactions; or (b) an offering of securities to the public under Directive 2003/71/EC which triggers an obligation to publish a prospectus in Belgium. Any action contrary to these restrictions will cause the recipient and us to be in violation of the Belgian securities laws.

FRANCE

Neither this prospectus supplement nor any other offering material relating to the units has been submitted to the clearance procedures of the Autorité des marchés financiers in France. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the units has been or will be: (a) released, issued, distributed or caused to be released, issued or distributed to the public in France; or (b) used in connection with any offer for subscription or sale of the units to the public in France. Such offers, sales and distributions will be made in France only: (i) to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, all as defined in and in accordance with Articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier; (ii) to investment services providers authorised to engage in portfolio management on behalf of third parties; or (iii) in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des marchés financiers, does not constitute a public offer (appel public à l'épargne). Such units may be resold only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

UNITED KINGDOM / GERMANY / NORWAY / THE NETHERLANDS

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any units which are the subject of the offering contemplated by this prospectus supplement may not be made in that Relevant Member State other than the offers contemplated in this prospectus supplement in name(s) of Member State(s) where prospectus will be approved or passported for the purposes of a non-exempt offer once this prospectus supplement has been approved by the competent authority in such Member State and published and passported in accordance with the Prospectus Directive as implemented in name(s) of relevant Member State(s) except that an offer to the public in that Relevant Member State of any units may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;
(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;
(c)	by the representative to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or
(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of units shall result in a requirement for the publication by the Company or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any units to be offered so as to enable an investor to decide to purchase any units, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

This prospectus supplement and any other material in relation to the units is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospective Directive (“qualified investors”) that also (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, (ii) who fall within Article 49(2)(a) to (d) of the Order or (iii) to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). The units are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such units will be engaged in only with, relevant persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or any of its contents.

ISRAEL

In the State of Israel, the units offered hereby may not be offered to any person or entity other than the following:

(a)	a fund for joint investments in trust (i.e., mutual fund), as such term is defined in the Law for Joint Investments in Trust, 5754-1994, or a management company of such a fund;
(b)	a provident fund as defined in Section 47(a)(2) of the Income Tax Ordinance of the State of Israel, or a management company of such a fund;
(c)	an insurer, as defined in the Law for Oversight of Insurance Transactions, 5741-1981, (d) a banking entity or satellite entity, as such terms are defined in the Banking Law (Licensing), 5741-1981, other than a joint services company, acting for their own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;
(d)	a company that is licensed as a portfolio manager, as such term is defined in Section 8(b) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;
(e)	a company that is licensed as an investment advisor, as such term is defined in Section 7(c) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account;
(f)	a company that is a member of the Tel Aviv Stock Exchange, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;
(g)	an underwriter fulfilling the conditions of Section 56(c) of the Securities Law, 5728-1968;
(h)	a venture capital fund (defined as an entity primarily involved in investments in companies which, at the time of investment, (i) are primarily engaged in research and development or manufacture of new technological products or processes and (ii) involve above-average risk);
(i)	an entity primarily engaged in capital markets activities in which all of the equity owners meet one or more of the above criteria; and
(j)	an entity, other than an entity formed for the purpose of purchasing units in this offering, in which the shareholders equity (including pursuant to foreign accounting rules, international accounting regulations and U.S. generally accepted accounting rules, as defined in the Securities Law Regulations (Preparation of Annual Financial Statements), 1993) is in excess of NIS 250 million.

Any offeree of the units offered hereby in the State of Israel shall be required to submit written confirmation that it falls within the scope of one of the above criteria. This prospectus supplement will not be distributed or directed to investors in the State of Israel who do not fall within one of the above criteria.

ITALY

The offering of the units offered hereby in Italy has not been registered with the Commissione Nazionale per la Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, the units offered hereby cannot be offered, sold or delivered in the Republic of Italy (“Italy”) nor may any copy of this prospectus supplement or any other document relating to the units offered hereby be distributed in Italy other than to professional investors (operatori qualificati) as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of 1 July, 1998 as subsequently amended. Any offer, sale or delivery of the units offered hereby or distribution of copies of this prospectus supplement or any other document relating to the units offered hereby in Italy must be made:

(a)	by an investment firm, bank or intermediary permitted to conduct such activities in Italy in accordance with Legislative Decree No. 58 of 24 February 1998 and Legislative Decree No. 385 of 1 September 1993 (the “Banking Act”);
(b)	in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy; and
(c)	in compliance with any other applicable laws and regulations and other possible requirements or limitations which may be imposed by Italian authorities.

SWEDEN

This prospectus supplement has not been nor will it be registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this prospectus supplement may not be made available, nor may the units offered hereunder be marketed and offered for sale in Sweden, other than under circumstances which are deemed not to require a prospectus under the Financial Instruments Trading Act (1991: 980).

SWITZERLAND

The units being offered pursuant to this prospectus supplement will not be offered, directly or indirectly, to the public in Switzerland and this prospectus supplement does not constitute a public offering prospectus as that term is understood pursuant to art. 652a or art. 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the units being offered pursuant to this prospectus supplement on the SWX Swiss Exchange or on any other regulated securities market, and consequently, the information presented in this prospectus supplement does not necessarily comply with the information standards set out in the relevant listing rules. The units being offered pursuant to this prospectus supplement have not been registered with the Swiss Federal Banking Commission as foreign investment funds, and the investor protection afforded to acquirers of investment fund certificates does not extend to acquirers of units.

CANADA

Notice to Canadian Residents

This document constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the securities described herein (the “Securities”). No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this document or on the merits of the Securities and any representation to the contrary is an offence.

Canadian investors are advised that this document has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this document is exempt from the requirement to provide investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the Securities in Canada is being made on a private placement basis only and is exempt from the requirement to prepare and file a prospectus under applicable Canadian securities laws. Any resale of Securities acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Securities outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases the Securities will be deemed to have represented to the issuer and to each dealer from whom a purchase confirmation is received, as applicable, that the investor (i) is purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this document does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the Securities and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the Securities or with respect to the eligibility of the Securities for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum, including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defences under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the Securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu'il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d'achat ou tout avis) soient rédigés en anglais seulement.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon by Dentons US LLP, New York, New York. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York, is acting as counsel for the underwriters in connection with this offering.

EXPERTS

OUM & Co. LLP, our independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 and 2014, and the effectiveness of our internal control over financial reporting as of December 31, 2015 and 2014, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on OUM & Co. LLP's reports, given on their authority as experts in accounting and auditing.

Our balance sheet of as of December 31, 2013, and the related statements of operations, stockholders' equity (deficit), and cash flows for the year ended December 31, 2013 and for the period from September 24, 2012 (inception) to December 31, 2013, have been audited by Rothstein Kass, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the Commission. You may read and copy any materials that we file with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Many of our Commission filings are also available to the public from the Commission’s website at http://www.sec.gov. We make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please send an e-mail to InvestorRelations@asteriasbio.com or contact Investor Relations, at the following address or telephone number: Asterias Biotherapeutics, Inc., 6300 Dumbarton Circle, Fremont, California 94555, Attention: Investor Relations; (510) 456-3800. Exhibits to the documents will not be sent, unless those exhibits have specifically been incorporated by reference in this prospectus.

We maintain our corporate website at http://www.asteriasbiotherapeutics.com. Our website and the information contained therein or connected thereto is not incorporated into this Registration Statement.

We have filed with the Commission a registration statement on Form S-3 under the Securities Act relating to the securities we are offering by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Please refer to the registration statement and its exhibits and schedules for further information with respect to us and our securities. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of that contract or document filed as an exhibit to the registration statement. You may read and obtain a copy of the registration statement and its exhibits and schedules from the Commission, as described in the preceding paragraph.

INCORPORATION BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents filed with Commission listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on March 29, 2016;
•	our Current Reports on Form 8-K filed with the Commission on January 22, 2016, February 18, 2016, March 3, 2016; March 8, 2016; March 14, 2016; March 16, 2016; March 24, 2016; April 12, 2016; April 29, 2016; and
•	the description of our Shares contained in our Registration Statement on Form 8-A filed with the Commission on September 26, 2014.

All reports and other documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such reports and documents. This prospectus also incorporates by reference any documents that we file with the Commission after the date that the initial registration statement is filed with the Commission and before the effectiveness of the registration statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings, at no cost, by sending an e-mail to InvestorRelations@asteriasbio.com and requesting any one or more of such filings or by contacting Investor Relations, at the following address or telephone number: Asterias Biotherapeutics, Inc., 6300 Dumbarton Circle, Fremont, CA 94555, Attention: Investor Relations; (510) 456-3800. Exhibits to the documents will not be sent, unless those exhibits have specifically been incorporated by reference in this prospectus.

PROSPECTUS

$75,000,000

Preferred Stock
Series A Common Stock
Equity Warrants

From time to time, we may offer and sell preferred stock, common stock or warrants or any combination of those securities, either individually or in units, in one or more offerings. The aggregate public offering price of the securities offered by us pursuant to this prospectus will not exceed $75,000,000.

This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain more specific information about the terms of that offering, including the prices at which those securities will be sold. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. You should carefully read this prospectus, together with any prospectus supplements and information incorporated by reference in this prospectus and any prospectus supplements, before you decide to invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The securities offered by us pursuant to this prospectus may be sold directly to investors, through agents, underwriters or dealers as designated from time to time, through a combination of these methods or in any other manner as described under the heading “Plan of Distribution” and in the corresponding section in the applicable prospectus supplement. Each time we offer securities, the relevant prospectus supplement will provide the specific terms of the plan of distribution for such offering and the net proceeds that we expect to receive from such offering.

Shares of our Series A Common Stock (the “Series A Shares”) are listed on the NYSE MKT LLC under the trading symbol “AST.” Any securities sold pursuant to this prospectus or any prospectus supplement may be listed on that exchange, subject to official notice of issuance. Each prospectus supplement to this prospectus will contain information, where applicable, as to any other listing of the securities covered by the prospectus supplement on any national securities exchange.

The aggregate market value of our Series A Shares held by non-affiliates is approximately $33 million based on 30,902,152 shares of outstanding Series A Shares, of which 8,678,812 are held by non-affiliates, and a per share price of $3.84 based on the closing sale price of our Series A Shares on December 1, 2014. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page 8.

Neither the U.S. Securities and Exchange Commission (the “Commission”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 23, 2015.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Commission utilizing a “shelf” registration process or continuous offering process, which allows us to offer and sell any combination of the securities described in this prospectus in one or more offerings. You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with additional or different information. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the prospectus. Using this prospectus, we may offer up to a total dollar amount of $75,000,000 of these securities.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities pursuant to the registration statement of which this prospectus is a part, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include additional risk factors about us and the terms of that particular offering. Prospectus supplements may also add to, update or change the information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in such prospectus supplement. In addition, as we describe in the section entitled “Where You Can Find More Information,” we have filed and plan to continue to file other documents with the Commission that contain information about us and the business conducted by us. Before you decide whether to invest in any of these securities, you should read this prospectus, the prospectus supplement that further describes the offering of these securities and the information we file with the Commission.

In this prospectus and any prospectus supplement, unless otherwise indicated, the terms “Asterias,” the “Company,” “we,” “us” and “our” refer and relate to Asterias Biotherapeutics, Inc.

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PROSPECTUS SUMMARY

Our Business

We are a biotechnology company focused on the emerging field of regenerative medicine. Our core technologies center on stem cells capable of becoming all of the cell types in the human body, a property called pluripotency. We plan to develop therapeutic products from “pluripotent” stem cells to treat diseases or injuries in a variety of medical fields, with an initial focus on the therapeutic areas of neurology and oncology, with potential future product candidates in the fields of cardiology and orthopedics.

“Regenerative medicine” refers to an emerging field of therapeutic product development that may allow all human cell and tissue types to be manufactured on an industrial scale. This new technology is made possible by the isolation of human embryonic stem (“hES”) cells, and by the development of induced pluripotent stem (“iPS”) cells which are created from regular cells of the human body using technology that allows adult cells to be “reprogrammed” into cells with pluripotency much like hES cells. Pluripotent hES and iPS cells have the unique property of being able to branch out into each and every kind of cell in the human body, including the cell types that make up the brain, the blood, the heart, the lungs, the liver, and other tissues. Unlike adult-derived stem cells that have limited potential to become different cell types, pluripotent stem cells may have vast potential to supply an array of new regenerative therapeutic products, especially those targeting the large and growing markets associated with age-related degenerative disease. Unlike pharmaceuticals that require a molecular target, therapeutic strategies in regenerative medicine are generally aimed at regenerating affected cells and tissues, and therefore may have broader applicability. We believe that regenerative medicine represents a revolution in the field of biotechnology with the promise of providing therapies for diseases previously considered incurable.

Our Strategic Advantages

In October of 2013, we acquired intellectual property, cell lines and other human embryonic stem cell related assets from Geron Corporation (“Geron”) and also acquired a quantity of certain human embryonic stem (“hES”) cell lines from our parent company, BioTime, Inc. (“BioTime”), which provides us with the use of cell lines and other biological materials, patents, and technology developed by Geron over 12 years of work focused in the following complementary lines of research:

•	The establishment of cell banks of undifferentiated hES cells produced under current good manufacturing procedures “cGMP” and suitable for human therapeutic use;
•	The development of scalable differentiation methods which convert, at low cost, undifferentiated hES cells into functional cells suitable for human therapeutic cells that can be stored and distributed in the frozen state for “off-the-shelf” use;
•	The development of regulatory paradigms to satisfy both U.S. and European regulatory authority requirements to begin human clinical testing of products made from hES cells; and
•	The continuous filing and prosecution of patents covering inventions to protect commercialization rights, as well as consummating in-licenses to enable freedom to operate in a variety of fields.

In October of 2013, we also acquired from BioTime non-exclusive, world-wide, royalty free licenses to use certain cell lines and practice under certain patents pertaining to stem cell differentiation technology for any and all uses, which provides us hES produced under cGMP sufficient to generate master cell banks.

Products Under Development

Our products candidates are summarized in the following table:

Product Candidate Description	Target Market	Estimated Number of Potential Patients (1)	Status
AST-OPC1 – Glial Cells	Current development focus:	12,000 new cases per year in U.S.
Phase I Trial in thoracic SCI completed in U.S. 5 Patients treated – no serious adverse events related to the OPC1 drug product to date. FDA clearance obtained in August 2014 to initiate Phase I/IIa dose escalation trial in cervical SCI.

Spinal Cord Injury (“SCI”)

Additional potential markets:

	Multiple Sclerosis (“MS”)	180,000 new cases per year in U.S.	Proof of principle achieved in animal models.

	Stroke	800,000 new cases per year in U.S.	Pre-clinical research.

AST-VAC2 – Allogeneic Dendritic Cells	Current development focus:

	Non-small Cell Lung Cancer	166,000 new cases per year in U.S.	Cells derived and characterization studies performed (parameters analyzed showed normal cell functions in vitro(2)).
Proof of concept established in multiple human in vitro (2) systems. Scalable manufacturing methods under development.

Additional potential markets:
Multiple cancer types, antigens and infectious diseases
(1)	The estimates of the numbers of potential patients shown in the table are based on data for the United States only and do not include potential patients in other countries.
(2)	In vitro means in tissue culture dishes.

Additional product candidates that we may determine to develop from various cell types that we acquired from Geron are summarized in the following table:

Product Candidate Description	Target Market	Estimated Number of Potential Patients (1)	Status
AST-VAC1 – Autologous Monocyte – Derived Dendritic Cells (infused cells derived from the treated patient)	Cancer	Prostate: 240,000 new cases per year in U.S.	Phase I study in metastatic prostate cancer completed (Journal of Immunology, 2005, 174: 3798-3807).
		Acute myelogenous leukemia: more than 12,000 new cases per year in U.S.	Phase I/II study in acute myelogenous leukemia completed. Manuscript in preparation.

CHND1 – Chondrocytes	Osteoarthritis	25 million total patients in U.S.	Cells derived and partly characterized.

Early non-clinical studies have been performed in animal models of osteoarthritis.

	Degenerative Disk Disease	400,000 new spinal fusion cases per year in U.S.	Pre-clinical research.

CM1 – Cardiomyocytes	Heart Failure	6 million total patients in U.S.	Cells derived and characterization studies performed (parameters analyzed showed normal cell functions in vitro).

	Myocardial Infarction	900,000 new cases per year in U.S.	Proof of concept in three animal models of disease.
Scalable manufacturing established.
First in man clinical trial designed.

Patents and Patent Applications

The patent portfolio that we acquired includes over 400 patents and patent applications relating to hES cell-based product opportunities. This portfolio consists primarily of patents and patent applications owned by Geron, and also includes patent families licensed to Geron by third parties. The patents and patent applications cover a number of cell types that can be made from hES cells, including hepatocytes (liver cells), cardiomyocytes (heart muscle cells), neural cells (nerve cells, including dopaminergic neurons and oligodendrocytes), chondrocytes (cartilage cells), pancreatic islet β cells, osteoblasts (bone cells), hematopoietic cells (blood-forming cells) and dendritic cells. Also included in the patent portfolio are technologies for growing hES cells without the need for cell feeder layers, and novel synthetic growth surfaces.

We believe that this is one of the largest and broadest portfolios of patents related to hES and iPS technology owned by any company or other institution. In addition, as a subsidiary of BioTime, we will have opportunities to acquire licenses to use patents, patent applications and know-how in the hES and iPS fields owned by or licensed to BioTime and its other subsidiaries. BioTime and its subsidiaries own or have licensed rights to more than 350 patents in the hES and iPS fields. Except for licenses described in this prospectus, the specific patents that we may license or sublicense from BioTime and its other subsidiaries, and the financial and other terms and conditions of those licenses and sublicenses, have not yet been determined.

Trademark Notice

Asterias Biotherapeutics, the Asterias Biotherapeutics logo and other trademarks of Asterias Biotherapeutics appearing in this prospectus are the property of Asterias Biotherapeutics. All other trademarks, service marks and trade names in this prospectus are the property of their respective owners. We have omitted the ® and ™ designations, as applicable, for the trademarks used in this prospectus.

Corporate Information

We are a Delaware corporation. Our corporate headquarters are located at 230 Constitution Drive, Menlo Park, California 94025 and our telephone number is (650) 433-2900. We are a majority-owned and controlled subsidiary of BioTime, Inc. We maintain a website at http://www.asteriasbiotherapeutics.com. Information contained on or linked to our website is not a part of this prospectus. Our Series A Shares are listed on the NYSE MKT, where our symbol is “AST”

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements are only predictions and provide our current expectations or forecasts of future events and financial performance and may be identified by the use of forward-looking terminology, including such terms as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “will” or “should” or, in each case, their negative, or other variations or comparable terminology, though the absence of these words does not necessarily mean that a statement is not forward-looking. Forward-looking statements include all matters that are not historical facts and include, without limitation, statements concerning: our business strategy, outlook, objectives, future milestones, plans, intentions, goals, and future financial condition, including the period of time during which our existing resources will enable us to fund our operations. Forward-looking statements also include our financial, clinical, development and potential regulatory plans to secure marketing authorization for our products under development, starting with AST- OPC1 and AST-VAC2, if approved; our expectations, timing and anticipated outcomes of submitting regulatory filings for our products under development

We intend that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from any future results expressed or implied by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Examples of the risks and uncertainties include, but are not limited to:

•	We have a history of operating losses and negative cash flows;
•	Failure to attract and retain skilled personnel and key relationships could impair our research and development efforts;
•	We will spend a substantial amount of our capital on research and development but we might not succeed in developing products and technologies that are useful in medicine;
•	The amount and pace of research and development work that we can do or sponsor, and our ability to commence and complete clinical trials required to obtain United States Food and Drug Administration (“FDA”) and foreign regulatory approval of our products, depends upon the amount of money available to us;
•	We will need to issue additional equity or debt securities in order to raise additional capital needed to pay our operating expenses;
•	The condition of certain cells, cell lines and other biological materials that we acquired from Geron could impact the time and cost of commencing our research and product development programs;
•	Sales of any products we may develop may be adversely impacted by the availability of competing products;
•	We have not definitively determined for financial accounting purposes the value of non-cash assets that we acquired from Geron and BioTime. To the extent these assets represent in-process research and development without alternative future use, we will recognize them as research and development expense in our statement of operations. To the extent that our valuation of capitalized non-cash assets is more or less than our current estimated values, our subsequent results of operations will include a higher or lower charge for amortization expense, and our balance sheet would reflect a different value of those assets;
•	Any products that receive regulatory approval may be difficult and expensive to manufacture on a commercial scale;
•	We do not have our own marketing, distribution, and sales resources for the commercialization of any products that we might successfully develop;
•	We do not have the ability to independently conduct clinical trials required to obtain regulatory approvals for our therapeutic product candidates;
•	We have assumed certain obligations and potential liabilities with regard to clinical trials conducted by Geron, and we do not yet know the scope of any resulting expense;

•	Our business could be adversely affected if we lose the services of the key personnel upon whom we depend;
•	Our business and operations could suffer in the event of system failures;
•	Failure of our internal control over financial reporting could harm our business and financial results;
•	If we do not receive FDA and other regulatory approvals we will not be permitted to sell our products;
•	Clinical trial failures can occur at any stage of the testing and we may experience numerous unforeseen events during, or as a result of, the clinical trial process that could delay or prevent commercialization of our current or future therapeutic product candidates;
•	Government imposed bans or restrictions, and religious, moral and ethical concerns on the use of hES cells could prevent us from developing and successfully marketing stem cell products;
•	If we are unable to obtain and enforce patents and to protect our trade secrets, others could use our technology to compete with us, which could limit opportunities for us to generate revenues by licensing our technology and selling products;
•	There is no certainty that our pending or future patent applications will result in the issuance of patents;
•	The patent protection for our product candidates or products may expire before we are able to maximize their commercial value, which may subject us to increased competition and reduce or eliminate our opportunity to generate product revenue;
•	The process of applying for and obtaining patents can be expensive and slow;
•	We may be subject to patent infringement claims that could be costly to defend, which may limit our ability to use disputed technologies, and which could prevent us from pursuing research and development or commercialization of some of our products, require us to pay licensing fees to have freedom to operate and/or result in monetary damages or other liability for us;
•	Our patents may not protect any of our products from competition;
•	If we fail to meet our obligations under license agreements, we may lose our rights to key technologies on which our business depends;
•	The price and sale of any of our products that receive regulatory approval may be limited by health insurance coverage and government regulation;
•	We are a subsidiary of BioTime, and accordingly our business is substantially controlled by BioTime;
•	We partially rely upon BioTime for certain services and resources;
•	Conflicts of interest may arise from our relationship with BioTime;
•	If we fail to enter into and maintain successful strategic alliances for our therapeutic product candidates, we may have to reduce or delay our product development or increase our expenditures;
•	We may become dependent on possible future collaborations to develop and commercialize many of our product candidates and to provide the manufacturing, regulatory compliance, sales, marketing and distribution capabilities required for the success of our business;
•	We have no experience in manufacturing, marketing, selling or distributing products, and we may need to rely on marketing partners or contract sales companies if any of our product candidates receive regulatory approval; and
•	Other risks and uncertainties detailed in “Risk Factors” and elsewhere in this prospectus, and in the documents incorporated by reference in this prospectus.

Pharmaceutical, biotechnology and medical technology companies have suffered significant setbacks conducting clinical trials, even after obtaining promising earlier preclinical and clinical data. Moreover, data obtained from clinical trials are susceptible to varying interpretations, which could delay, limit or prevent regulatory approval. After gaining approval of a drug product, pharmaceutical and biotechnology companies face considerable challenges in marketing and distributing their products, and may never become profitable.

The forward-looking statements contained in this prospectus or the documents incorporated by reference herein speak only as of their respective dates. Factors or events that could cause our actual results to differ may emerge from time to time and it is not possible for us to predict them all. Except to the extent required by applicable laws, rules or regulations, we do not undertake any obligation to publicly update any forward-looking statements or to publicly announce revisions to any of the forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risks described below or in any applicable prospectus supplement and other information, including our financial statements and related notes previously included in our periodic reports, filed with the Commission, and in the documents incorporated therein by reference before deciding to invest in our securities. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. The following risks, among others, could cause our actual results, performance, achievements or industry results to differ materially from those expressed in our forward-looking statements contained herein and presented elsewhere by management from time to time. If any of the following risks actually occurs, our business prospects, financial condition or results of operations could be materially harmed. In such case, the market price of our securities would likely decline and you could lose all or part of your investment.

Risks Related to Our Business and Solution

We have a history of operating losses and negative cash flows.

Since our inception in September 2012, we have incurred operating losses and negative cash flow, and we expect to continue to incur losses and negative cash flow in the future. Our net losses for the nine months ended September 30, 2014, for the fiscal year ended December 31, 2013, and for the period from September 2012 (inception) to September 30, 2014 were $6,770,790, $22,379,744, and $29,909,427, respectively, and we had an accumulated deficit of $29,909,427 at September 30, 2014 and $23,138,637 at December 31, 2013. Our net loss for the year ended December 31, 2013 and our accumulated deficit as of that date include $17,458,766 charged as in-process research and development expenses (“IPR&D”) in accordance with Accounting Standards Codification (“ASC”) 805-50 on account of our acquisition of certain assets from Geron. See Notes 2 and 3 to the Financial Statements in our Form 10-K. BioTime helped fund our formation and initial operating costs but we do not expect BioTime to continue to do so in the future. We have limited cash resources and will depend upon future equity financings, research grants, financings through collaborations with third parties, and sales of BioTime common shares that we own as a source of funding for our operations. There is no assurance that we will be able to obtain the financing we need from any of those sources, or that any such financing that may become available will be on terms that are favorable to us and our shareholders.

Failure to attract and retain skilled personnel and key relationships could impair our research and development efforts.

Our operations are still in the start-up stage and we had only 24 employees as of December 1, 2014. We will need to recruit and hire additional qualified research scientists, laboratory technicians, clinical development, and management personnel. Competition for these types of personnel is intense and we may experience delays in hiring the qualified people that we need. The inability to attract and retain sufficient qualified management, scientific, or technical personnel may significantly delay or prevent the achievement of our product development and other business objectives and could have a material adverse effect on our business, operating results and financial condition. We partially rely on BioTime to provide financial accounting management and personnel, and to assist us in formulating our research and development strategy and executing our product development plans. We will also rely on consultants and advisors who are either self-employed or employed by other organizations, and they may have conflicts of interest or other commitments, such as consulting or advisory contracts with other organizations, that may affect their ability to perform services for us.

We will spend a substantial amount of our capital on research and development but we might not succeed in developing products and technologies that are useful in medicine.

•	The product development work we plan to do is costly, time consuming and uncertain as to its results.
•	We will attempt to develop new medical products and technologies that might not prove to be safe and efficacious in human medical applications. Many of the products and technologies that we will seek to develop have not been applied in human medicine and have only been used in laboratory studies in vitro or in animals. Only two of the product candidates that we have acquired have been used in clinical trials, and those were early stage trials involving only a small number of patients.
•	If we are successful in developing a new technology or product, refinement of the new technology or product and definition of the practical applications and limitations of the technology or product may take years and require the expenditure of large sums of money.

The amount and pace of research and development work that we can do or sponsor, and our ability to commence and complete clinical trials required to obtain FDA and foreign regulatory approval of our products, depends upon the amount of money available to us.

•	We may have to limit our laboratory research and development work based on the amount of our cash resources.
•	We plan to seek research and development grants from government agencies and to enter into collaborative product development agreements through which third parties will provide funding or otherwise bear the cost of research and development or clinical trials of our product candidates. There is no assurance that we will receive any such grants or that the amount of any grants that we may receive will be adequate for our needs. There is also no assurance that we will be able to enter into any agreements with third parties for the funding of the research and development or clinical trials of any of our products, or that the terms of any such agreements into which we may enter will be favorable to us and allow us to receive and retain a substantial portion of any revenues from the sale of any products that we may develop.
•	Unless we are able to generate sufficient revenue or raise additional funds when needed, it is likely that we will be unable to continue our planned activities, even if we make progress in our research and development projects.

We will need to issue additional equity or debt securities in order to raise additional capital needed to pay our operating expenses.

•	We plan to incur substantial research and product development expenses, and we will need to raise additional capital to pay operating expenses until we are able to generate sufficient revenues from product sales, royalties, and license fees.
•	It is likely that additional sales of equity or debt securities will be required in the future to meet our short-term capital needs, unless we receive substantial research grants and revenues from the sale of any products that receive regulatory approval or we are successful in licensing or sublicensing our technology and we receive substantial licensing fees and royalties.
•	Sales of additional equity securities could result in the dilution of the interests of present shareholders.

The condition of certain cells, cell lines and other biological materials that we acquired from Geron could impact the time and cost of commencing our research and product development programs.

The cells, cell lines and other biological materials that we acquired are being stored under cryopreservation protocols intended to preserve their functionality. We have successfully completed the verification of the viability of three lots of OPC1 cells that we intend to use in clinical trials. However, the functional condition of the other materials cannot be certified until they are tested in an appropriate laboratory setting by qualified scientific personnel using validated equipment. We intend to perform that testing on the cells that we intend to use in our research and development programs as the need arises.

To the extent that the cells we plan to use are not sufficiently functional for our purposes, we would need to incur the time and expense of regenerating cell lines from cell banks, or regenerating cell banks from cell stocks, which could delay and increase the cost of our research and development work using those cells.

Sales of any products we may develop may be adversely impacted by the availability of competing products.

•	In order to compete with other products, particularly those that sell at lower prices, our products will have to provide medically significant advantages.
•	Physicians and hospitals may be reluctant to try a new product due to the high degree of risk associated with the application of new technologies and products in the field of human medicine.
•	There also is risk that our competitors may succeed at developing safer or more effective products that could render our products and technologies obsolete or noncompetitive.

We have not definitively determined for financial accounting purposes the value of non-cash assets that we acquired from Geron and BioTime. To the extent these assets represent in-process research and development without alternative future use, we will recognize them as research and development expense in our statement of operations. To the extent that our valuation of capitalized non-cash assets is more or less than our current estimated values, our subsequent results of operations will include a higher or lower charge for amortization expense, and our balance sheet would reflect a different value of those assets.

In accordance with applicable financial accounting rules, the total purchase consideration paid by us for the assets contributed by BioTime and Geron will be allocated to the net tangible and identifiable intangible assets acquired, and liabilities assumed, based on the expected estimated fair values of those assets on the date we acquired those assets. We will assess the value of the acquired assets based upon a complete review of those assets and our valuation will take into account factors such as the condition of the cells, cell lines and other biological materials being contributed to us, the stage of development of particular technology and product candidates related to patents, patent applications, and know-how, our intended use of intangible assets and the priority we assign to the development of product candidates to which those assets relate, and our assessment of the estimated useful lives of patents. To the extent these assets represent in-process research and development without alternative future use, we will recognize them as research and development expense in our statement of operations. We may also obtain independent, third party valuations of the OrthoCyte and Cell Cure Neurosciences stock that we receive from BioTime in the Asset Contribution. The fair value of the BioTime common shares we received will be determined based on the market value of BioTime common shares reported on the NYSE MKT on the date we acquired those shares. There is a risk that our valuation of assets may differ from the estimated values reflected in our most recently filed Form 10-Q, and the difference could be substantial. To the extent that our valuation of capitalized non-cash assets is less than our current estimated values, our balance sheet would reflect a lower value of those assets and our subsequent results of operations will include a lower charge for amortization expense. To the extent that our valuation of capitalized non-cash assets is higher than our current estimated values, our balance sheet would reflect a higher value of those assets and our subsequent results of operations will include a greater charge for amortization expense, and any future impairment of assets might result in a greater expense charge in our future results of operations, depending on the amount by which the carrying amount of the impaired asset exceeds the estimated fair value of the asset. Any such changes could adversely impact the value of our Series A Shares and could make it more difficult for us to raise additional financing for our operations.

Any products that receive regulatory approval may be difficult and expensive to manufacture on a commercial scale.

•	hES derived therapeutic cells have only been produced on a small scale and not in quantities and at levels of purity and viability that will be needed for wide scale commercialization. If we are successful in developing products that consist of hES cells or other cells or products derived from hES or other cells, we will need to develop, alone or in collaboration with one or more pharmaceutical companies or contract manufacturers, technology for the commercial production of those products.
•	Our hES cell or other cell based products are likely to be more expensive to manufacture on a commercial scale than most other drugs on the market today. The high cost of manufacturing a product will require that we charge our customers a high price for the product in order to cover our costs and earn a profit. If the price of our products is too high, hospitals and physicians may be reluctant to purchase our products, especially if lower priced alternative products are available, and we may not be able to sell our products in sufficient volumes to recover our costs of development and manufacture or to earn a profit.

We do not have our own marketing, distribution, and sales resources for the commercialization of any products that we might successfully develop.

•	If we are successful in developing marketable products, we will need to build our own marketing, distribution, and sales capability for our products, which would require the investment of significant financial and management resources, or we will need to find collaborative marketing partners, independent sales representatives, or wholesale distributors for the commercial sale of our products.
•	If we market products through arrangements with third parties, we may pay sales commissions to sales representatives or we may sell or consign products to distributors at wholesale prices. As a result, our gross profit from product sales may be lower than it would be if we were to sell our products directly to end users at retail prices through our own sales force.

•	There can be no assurance that we will able to negotiate distribution or sales agreements with third parties on favorable terms to justify our investment in our products or achieve sufficient revenues to support our operations.

We do not have the ability to independently conduct clinical trials required to obtain regulatory approvals for our therapeutic product candidates.

We will need to rely on third parties, such as contract research organizations, data management companies, contract clinical research associates, medical institutions, clinical investigators and contract laboratories to conduct any clinical trials that we may undertake for our products. We may also rely on third parties to assist with our preclinical development of therapeutic product candidates. If we outsource clinical trials we may be unable to directly control the timing, conduct and expense of our clinical trials. If we enlist third parties to conduct clinical trials and they fail to successfully carry out their contractual duties or regulatory obligations or fail to meet expected deadlines, if the third parties need to be replaced or if the quality or accuracy of the data they obtain is compromised due to the failure to adhere to clinical protocols or regulatory requirements or for other reasons, our preclinical development activities or clinical trials may be extended, delayed, suspended or terminated, and we may not be able to obtain regulatory approval for or successfully commercialize our therapeutic product candidates.

We have assumed certain obligations and potential liabilities with regard to clinical trials conducted by Geron, and we do not yet know the scope of any resulting expense.

We have assumed Geron’s obligations to obtain information and prepare reports about the health of patients who participated in clinical trials of Geron’s GRNOPC1 cell replacement therapy for spinal cord damage and its GRNVAC1 immunological therapy for certain cancers. We have also assumed any liabilities to those patients that might arise as result of any injuries they may have incurred as a result of their participation in the clinical trials. We are not aware of any claims by patients alleging injuries suffered as a result of the Geron clinical trials, but if any claims are made and if liability can be established, the amount of any liability that we may incur, depending upon the nature and extent of any provable injuries incurred, could exceed any insurance coverage we may obtain and the amount of the liability could be material to our financial condition.

Our business could be adversely affected if we lose the services of the key personnel upon whom we depend.

Our stem cell research program will be directed primarily by our President and Chief Executive Officer Pedro Lichtinger and by our President of Research and Development, Dr. Jane S. Lebkowski. The loss of the services of Mr. Lichtinger or Dr. Lebkowski could have a material adverse effect on us.

Our business and operations could suffer in the event of system failures.

Despite the implementation of security measures, our internal computer systems and those of our contractors and consultants are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. Such events could cause interruption of our operations. For example, the loss of data for our product candidates could result in delays in our regulatory filings and development efforts and significantly increase our costs. To the extent that any disruption or security breach was to result in a loss of or damage to our data, or inappropriate disclosure of confidential or proprietary information, we could incur liability and the development of our product candidates could be delayed.

Failure of our internal control over financial reporting could harm our business and financial results.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting for external purposes in accordance with accounting principles generally accepted in the U.S. Internal control over financial reporting includes maintaining records that in reasonable detail accurately and fairly reflect our transactions; providing reasonable assurance that transactions are recorded as necessary for preparation of our financial statements; providing reasonable assurance that receipts and expenditures of our assets are made in accordance with management authorization; and providing reasonable assurance that unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements would be prevented or detected on a timely basis. Because of its inherent limitations, internal control over financial reporting is not intended to provide absolute assurance that a misstatement of our financial statements would be prevented or detected. Our growth and entry into new products, technologies and markets will place significant additional pressure on our system of internal control over financial reporting. Any failure to maintain an effective system of internal control over financial reporting could limit our ability to report our financial results accurately and timely or to detect and prevent fraud.

We partially rely in part on financial systems maintained by BioTime and upon services provided by BioTime personnel. BioTime allocates certain expenses among itself, us, and BioTime’s other subsidiaries, which creates a risk that the allocations may not accurately reflect the benefit of an expenditure or use of financial or other resources by us, BioTime as our parent company, and the BioTime subsidiaries among which the allocations are made.

Risks Related to Our Industry

We will face certain risks arising from regulatory, legal, and economic factors that affect our business and the business of other pharmaceutical and biological product development companies. Because we are a small company with limited revenues and limited capital resources, we may be less able to bear the financial impact of these risks than larger companies that have substantial income and available capital.

If we do not receive FDA and other regulatory approvals we will not be permitted to sell our products.

The cell-based products that we are developing cannot be sold until the FDA and corresponding foreign regulatory authorities approve the products for medical use. To date, long-term safety and efficacy has not been demonstrated in clinical trials for any of our therapeutic product candidates. The need to obtain regulatory approval to market a new product means that:

•	we will have to conduct expensive and time consuming clinical trials of new products. The full cost of conducting and completing clinical trials necessary to obtain FDA and foreign regulatory approval of a new product cannot be presently determined, but could exceed our current financial resources;
•	clinical trials and the regulatory approval process for a cell-based product can take several years to complete. As a result, we will incur the expense and delay inherent in seeking FDA and foreign regulatory approval of new products, even if the results of clinical trials are favorable;
•	data obtained from preclinical and clinical studies is susceptible to varying interpretations that could delay, limit, or prevent regulatory agency approvals. Delays in the regulatory approval process or rejections of an application for approval of a new drug or cell-based product may be encountered as a result of changes in regulatory agency policy;
•	because the therapeutic products we plan to develop with hES and iPS technology involve the application of new technologies and approaches to medicine, the FDA or foreign regulatory agencies may subject those products to additional or more stringent review than drugs or biologics derived from other technologies. No therapeutic product based on hES or iPS technology has been approved by the FDA to date;
•	a product that is approved may be subject to restrictions on use;
•	the FDA can limit or withdraw approval of a product if problems arise; and
•	we will face similar regulatory issues in foreign countries.

Clinical trial failures can occur at any stage of the testing and we may experience numerous unforeseen events during, or as a result of, the clinical trial process that could delay or prevent commercialization of our current or future therapeutic product candidates.

All of our product candidates are either at early stages of clinical development or at the preclinical or research stages of development. Clinical trial failures or delays can occur at any stage of the trials, and may be directly or indirectly caused by a variety of factors, including but not limited to:

•	delays in securing clinical investigators or trial sites for our clinical trials;
•	delays in obtaining Institutional Review Board (“IRB”) and other regulatory approvals to commence a clinical trial;
•	slower than anticipated rates of patient recruitment and enrollment, or failing to reach the targeted number of patients due to competition for patients from other trials;

•	limited or no availability of coverage, reimbursement and adequate payment from health maintenance organizations and other third party payors for the use of agents used in our clinical trials;
•	negative or inconclusive results from clinical trials;
•	unforeseen side effects interrupting, delaying, or halting clinical trials of our therapeutic product candidates, and possibly resulting in the FDA or other regulatory authorities denying approval of our therapeutic product candidates;
•	unforeseen safety issues;
•	uncertain dosing issues;
•	approval and introduction of new therapies or changes in standards of practice or regulatory guidance that render our clinical trial endpoints or the targeting of our proposed indications obsolete;
•	inability to monitor patients adequately during or after treatment or problems with investigator or patient compliance with the trial protocols;
•	inability to replicate in large controlled studies safety and efficacy data obtained from a limited number of patients in uncontrolled trials;
•	inability or unwillingness of medical investigators to follow our clinical protocols; and
•	unavailability of clinical trial supplies.

Government imposed bans or restrictions, and religious, moral and ethical concerns on the use of hES cells could prevent us from developing and successfully marketing stem cell products.

•	Government imposed bans or restrictions on the use of embryos or hES cells research and development in the United States and abroad could generally constrain stem cell research, thereby limiting the market and demand for any of our products that receive regulatory approval. In March 2009, President Obama lifted certain restrictions on federal funding of research involving the use of hES cells, and in accordance with President Obama’s executive order, the National Institutes of Health has adopted new guidelines for determining the eligibility of hES cell lines for use in federally funded research. The central focus of the proposed guidelines is to assure that hES cells used in federally funded research were derived from human embryos that were created for reproductive purposes, were no longer needed for this purpose, and were voluntarily donated for research purposes with the informed written consent of the donors. hES cells that were derived from embryos created for research purposes rather than reproductive purposes, and other hES cells that were not derived in compliance with the guidelines, are not eligible for use in federally funded research.
•	California law requires that stem cell research be conducted under the oversight of a stem cell research oversight (SCRO) committee. Many kinds of stem cell research, including the derivation of new hES cell lines, may only be conducted in California with the prior written approval of the SCRO. A SCRO could prohibit or impose restrictions on the research we plan to do.
•	The use of hES cells gives rise to religious, moral and ethical issues regarding the appropriate means of obtaining the cells and the appropriate use and disposal of the cells. These considerations could lead to more restrictive government regulations or could generally constrain stem cell research thereby limiting the market and demand for any of our products that receive regulatory approval.

If we are unable to obtain and enforce patents and to protect our trade secrets, others could use our technology to compete with us, which could limit opportunities for us to generate revenues by licensing our technology and selling products.

•	Our success will depend in part on our ability to obtain and enforce patents and maintain trade secrets in the United States and in other countries. If we are unsuccessful in obtaining and enforcing patents, our competitors could use our technology and create products that compete with our products, without paying license fees or royalties to us.

•	The preparation, filing, and prosecution of patent applications can be costly and time consuming. Our limited financial resources may not permit us to pursue patent protection of all of our technology and products throughout the world.
•	Even if we are able to obtain issued patents covering our technology or products, we may have to incur substantial legal fees and other expenses to enforce our patent rights in order to protect our technology and products from infringing uses. We may not have the financial resources to finance the litigation required to preserve our patent and trade secret rights.

There is no certainty that our pending or future patent applications will result in the issuance of patents.

•	We have acquired patent applications for technology that Geron developed, and we obtained licenses for a number of patent applications covering technology developed by others that we believe will be useful in producing new products, and which we believe may be of commercial interest to other companies that may be willing to sublicense the technology for fees or royalty payments. We may also file new patent applications in the future seeking patent protection for new technology or products that we develop ourselves or jointly with others. However, there is no assurance that any of the patent applications that we acquired or any licensed patent applications or any future patent applications that we may file in the United States or abroad will result in the issuance of patents.
•	In Europe, the European Patent Convention prohibits the granting of European patents for inventions that concern “uses of human embryos for industrial or commercial purposes.” The European Patent Office is presently interpreting this prohibition broadly, and is applying it to reject patent claims that pertain to human embryonic stem cells. However, this broad interpretation is being challenged through the European Patent Office appeals system. As a result, we do not yet know whether or to what extent we will be able to obtain patent protection for our human embryonic stem cell technologies in Europe.

The patent protection for our product candidates or products may expire before we are able to maximize their commercial value, which may subject us to increased competition and reduce or eliminate our opportunity to generate product revenue.

The patents for our product candidates have varying expiration dates. When these patents expire, we may be subject to increased competition and our opportunity to establish or maintain product revenue could be substantially reduced or eliminated. As a result, we may not be able to recover our development costs. In some of the larger economic territories, such as the United States and Europe, patent term extension/restoration may be available to compensate for time taken during aspects of the product candidate's regulatory review. We cannot, however, be certain that an extension will be granted or, if granted, what the applicable time period or the scope of patent protection afforded during any extended period will be. In addition, even though some regulatory agencies may provide some other exclusivity for a product candidate under its own laws and regulations, we may not be able to qualify the product candidate or obtain the exclusive time period.

The process of applying for and obtaining patents can be expensive and slow.

•	The preparation and filing of patent applications, and the maintenance of patents that are issued, may require substantial time and money.
•	A patent interference proceeding may be instituted with the U.S. Patent and Trademark Office (the “PTO”) when more than one person files a patent application covering the same technology, or if someone wishes to challenge the validity of an issued patent. At the completion of the interference proceeding, the PTO will determine which competing applicant is entitled to the patent, or whether an issued patent is valid. Patent interference proceedings are complex, highly contested legal proceedings, and the PTO’s decision is subject to appeal. This means that if an interference proceeding arises with respect to any of our patent applications, we may experience significant expenses and delay in obtaining a patent, and if the outcome of the proceeding is unfavorable to us, the patent could be issued to a competitor rather than to us.
•	A derivation proceeding may be instituted by the PTO or an inventor alleging that a patent or application was derived from the work of another inventor.

•	Post Grant Review under the new America Invents Act will make available opposition-like proceedings in the United States. As with the PTO interference proceedings, Post Grant Review proceedings will be very expensive to contest and can result in significant delays in obtaining patent protection or can result in a denial of a patent application.
•	Oppositions to the issuance of patents may be filed under European patent law and the patent laws of certain other countries. As with the PTO interference proceedings, these foreign proceedings can be very expensive to contest and can result in significant delays in obtaining a patent or can result in a denial of a patent application.

We may be subject to patent infringement claims that could be costly to defend, which may limit our ability to use disputed technologies, and which could prevent us from pursuing research and development or commercialization of some of our products, require us to pay licensing fees to have freedom to operate and/or result in monetary damages or other liability for us.

The success of our business will depend significantly on our ability to operate without infringing patents and other proprietary rights of others. If the technology that we use infringes a patent held by others, we could be sued for monetary damages by the patent holder or its licensee, or we could be prevented from continuing research, development, and commercialization of products that rely on that technology, unless we are able to obtain a license to use the patent. The cost and availability of a license to a patent cannot be predicted, and the likelihood of obtaining a license at an acceptable cost would be lower if the patent holder or any of its licensees is using the patent to develop or market a product with which our product would compete. If we could not obtain a necessary license, we would need to develop or obtain rights to alternative technologies, which could prove costly and could cause delays in product development, or we could be forced to discontinue the development or marketing of any products that were developed using the technology covered by the patent.

Our patents may not protect any of our products from competition.

We have acquired patents and patent applications filed in the United States, Canada, the European Union countries, and in other foreign countries for a variety of hES and iPS technologies.

•	We might not be able to obtain any additional patents, and any patents that we do obtain might not be comprehensive enough to provide us with meaningful patent protection.
•	There will always be a risk that our competitors might be able to successfully challenge the validity or enforceability of any patent issued to us.
•	In addition to interference proceedings, the PTO can reexamine issued patents at the request of a third party seeking to have the patent invalidated. This means that patents owned or licensed by us may be subject to reexamination and may be lost if the outcome of the reexamination is unfavorable to us. Our patents may be subject to inter partes review (replacing the reexamination proceeding), a proceeding in which a third party can challenge the validity of one of our patents.

If we fail to meet our obligations under license agreements, we may lose our rights to key technologies on which our business depends.

Our business will depend in part on several technologies that are based in part on technology licensed from third parties, including the University of Colorado, the University of California, and the Wisconsin Alumni Research Foundation. Those third-party license agreements impose obligations on us, including payment obligations and obligations to pursue development of commercial products under the licensed patents or technology. If a licensor believes that we have failed to meet our obligations under a license agreement, the licensor could seek to limit or terminate our license rights, which could lead to costly and time-consuming litigation and, potentially, a loss of the licensed rights. During the period of any such litigation our ability to carry out the development and commercialization of potential products, and our ability to raise capital, could be significantly and negatively affected. If our license rights were restricted or ultimately lost, we would not be able to continue to use the licensed technology in our business.

The price and sale of any of our products that receive regulatory approval may be limited by health insurance coverage and government regulation.

Success in selling any of our products that receive regulatory approval may depend in part on the extent to which health insurance companies, HMOs, and government health administration authorities such as Medicare and Medicaid will pay for the cost of the products and related treatment. Until we actually introduce a new product into the medical market place we will not know with certainty whether adequate health insurance, HMO, and government coverage will be available to permit the product to be sold at a price high enough for us to generate a profit. In some foreign countries, pricing or profitability of health care products is subject to government control which may result in low prices for our products. In the United States, there have been a number of federal and state proposals to implement similar government controls, and new proposals are likely to be made in the future.

Risks Related to Our Relationship With BioTime

We are a subsidiary of BioTime, and accordingly our business is substantially controlled by BioTime.

BioTime owns approximately 70.6% of our issued and outstanding Series A Shares as a whole, and also holds warrants that, if exercised, would increase its ownership by approximately 2.6%. Because BioTime owns a majority of the outstanding Series A Shares, it has the voting power to elect our entire Board of Directors. Presently, four of the eight members of our Board of Directors are also directors or officers of BioTime, and another director is an employee of Broadwood Capital, Inc., which is the general partner of Broadwood Partners, L.P., the partnership that is the largest shareholder of BioTime. Some of our directors also serve on the Boards of Directors of one or more of BioTime’s other subsidiaries. The relationship of our directors with BioTime means that we will not have a Board of Directors making business decisions on our behalf independent from BioTime. Even those of our directors who do not serve on the BioTime Board of Directors will be elected to our Board of Directors by BioTime, and they may be removed from our Board by BioTime, as the majority shareholder.

BioTime could cause corporate actions to be taken even if the interests of BioTime conflict with the interests of our other shareholders. This concentration of voting power could have the effect of deterring or preventing a change in control that might be beneficial to our other shareholders.

As the majority shareholder, BioTime will have the voting power to approve or disapprove any matter or corporate transaction presented to our shareholders for approval, including but not limited to:

•	any amendment of our certificate of incorporation or bylaws;
•	any merger or consolidation of us with another company;
•	any recapitalization or reorganization of our capital stock;
•	any sale of assets or purchase of assets; or
•	a corporate dissolution or a plan of liquidation of our business.

We partially rely upon BioTime for certain services and resources.

Although we have our own research facilities, scientific personnel, and some management personnel, we partially rely on BioTime to provide certain management and administrative services, including patent prosecution, certain legal services, accounting, financial management, and controls over financial accounting and reporting. We have entered into a Shared Facilities and Services Agreement (“Shared Facilities Agreement”) with BioTime under which we have agreed to bear costs allocated to us by BioTime for the use of BioTime human resources and for services and materials provided for our benefit by BioTime. We pay BioTime 105% of its costs of providing personnel and services to us, and for any use of its facilities by us, including an allocation of general overhead based on that use. We may also share the services of some research personnel with BioTime.

If BioTime’s human resources and facilities are not sufficient to serve both BioTime’s needs and ours, we will have to hire additional personnel of our own, either on a full-time or part-time basis, as employees or as consultants, and the cost of doing so could be greater than the costs that would be allocated to us by BioTime. Also, any new personnel that we may need to hire may not be as familiar with our business or operations as BioTime’s personnel, which means that we would incur the expense and inefficiencies related to training new employees or consultants.

Conflicts of interest may arise from our relationship with BioTime.

Our relationship with BioTime could give rise to certain conflicts of interest that could have an impact on our research and development programs, business opportunities, and operations generally.

•	We and BioTime or any of its other subsidiaries may determine to engage in research and development of the same or similar products or technologies, or products that would otherwise compete in the market place. Even if we utilize different technologies than BioTime or its other subsidiaries, we could find ourselves in competition with them for research scientists, financing and other resources, licensing, manufacturing, and distribution arrangements, and for customers if we and BioTime or another BioTime subsidiary both bring products to market.
•	Because we are a subsidiary of BioTime, BioTime could prevent us from engaging in research and development programs, investments, business ventures, or agreements to develop, license, or acquire products or technologies that would or might compete with those owned, licensed, or under development by BioTime or any of its other subsidiaries.
•	BioTime may determine that some of our patents or technology would be useful in its business or that of another BioTime subsidiary, and BioTime or another BioTime subsidiary may hold patents or technology that we may determine would be useful in our business. In such cases we may enter into license or sublicense agreements with BioTime or another BioTime subsidiary for the use of such patents or technology. Conflicts of interest will arise in determining the scope and financial terms of any such licenses or sublicenses, including the fields of use permitted, licensing fees, and royalties, if any, and other matters.
•	BioTime and its other subsidiaries will engage for their own accounts in research and product development programs, investments, and business ventures, and we will not be entitled to participate or to receive an interest in those programs, investments, or business ventures. BioTime and its other subsidiaries will not be obligated to present any particular research and development, investment, or business opportunity to us, even if the opportunity would be within the scope of our research and development plans or programs, business objectives, or investment policies. These opportunities may include, for example, opportunities to acquire businesses or assets, including but not limited to patents and other intellectual property that could be used by us or by BioTime or by any of BioTime’s other subsidiaries. Each company's respective boards of directors will have to determine which company should pursue those opportunities, taking into account relevant facts and circumstances at the time, such as the financial and other resources of the companies available to acquire and utilize the opportunity, and the best “fit” between the opportunity and the business and research and development programs of the companies. However, since BioTime will have the ultimate power to elect the members of our Board of Directors, BioTime may have the ultimate say in decision making with respect to the allocation of opportunities.
•	If we enter into any patent or technology license or sublicense, or any other agreement with BioTime or with another BioTime subsidiary, the BioTime companies that are parties to the agreement may have a conflict of interest in determining how and when they should enforce their rights under the agreement if the other BioTime company that is a party were to default or otherwise fail to perform any of its obligations under the agreement.
•	One of our significant assets is 3,852,880 BioTime common shares that we acquired from BioTime in the Asset Contribution. We sell the BioTime common shares from time to time to raise capital to finance our operations. Because a sale of those shares could have a depressing effect on the market value of BioTime common shares, BioTime will have a continuing interest in the number of shares we sell, the prices at which we sell the shares, and time and manner in which the shares are sold. Further, we may need or find it desirable to sell BioTime common shares at the same time as BioTime, or other BioTime subsidiaries that hold BioTime common shares, also desire to sell some of their BioTime common shares. Concurrent sales of BioTime common shares by us, BioTime, or other BioTime subsidiaries could have a depressing effect on the market price of the BioTime common shares, lowering the price at which we and they are able to sell BioTime common shares and resulting in lower net proceeds from the sales. We plan to coordinate any future sales of our BioTime common shares with BioTime and its other subsidiaries in order to provide an orderly and controlled process for raising capital through the sale of BioTime shares. This will include an agreement as to the number of shares to be sold, the time period or “market window” for selling shares, the use of a common securities broker-dealer, and a fair allocation of net sales based on average sales prices during any trading day on which we and they sell BioTime shares.

•	Each conflict of interest will be resolved by each company's respective boards of directors in keeping with their fiduciary duties and such policies as they may implement from time to time. However, the terms and conditions of patent and technology licenses and other agreements between us and BioTime or other BioTime subsidiaries will not be negotiated on an arm’s-length basis due to BioTime’s ownership of a controlling interest in us and due to the commonality of directors serving on each company's respective boards of directors.

Risks Related to Our Dependence on Third Parties

If we fail to enter into and maintain successful strategic alliances for our therapeutic product candidates, we may have to reduce or delay our product development or increase our expenditures.

An important element of our strategy for developing, manufacturing and commercializing our therapeutic product candidates will be entering into strategic alliances with pharmaceutical companies or other industry participants to advance our programs and enable us to maintain our financial and operational capacity. We will face significant competition in seeking appropriate alliances. We may not be able to negotiate alliances on acceptable terms, if at all. If we fail to create and maintain suitable alliances, we may have to limit the size or scope of, or delay, one or more of our product development or research programs, or we will have to increase our expenditures and will need to obtain additional funding, which may be unavailable or available only on unfavorable terms.

If we are able to enter into product development and marketing arrangements with pharmaceutical companies, we may license product development, manufacturing, and marketing rights to the pharmaceutical company or to a joint venture company formed with the pharmaceutical company. Under such arrangements we might receive only a royalty on sales of the products developed or an equity interest in a joint venture company that develops the product. As a result, our revenues from the sale of those products may be substantially less than the amount of revenues and gross profits that we might receive if we were to develop, manufacture, and market the products ourselves.

We may become dependent on possible future collaborations to develop and commercialize many of our product candidates and to provide the manufacturing, regulatory compliance, sales, marketing and distribution capabilities required for the success of our business.

We may enter into various kinds of collaborative research and development, manufacturing, and product marketing agreements to develop and commercialize our products. Any future milestone payments and cost reimbursements from collaboration agreements could provide an important source of financing for our research and development programs, thereby facilitating the application of our technology to the development and commercialization of our products, but there are risks associated with entering into collaboration arrangements.

There is a risk that we could become dependent upon one or more collaborative arrangements for product development or manufacturing or as a source of revenues from the sale of any products that may be developed by us alone or through one of the collaborative arrangements. A collaborative arrangement upon which we might depend might be terminated by our collaboration partner or they might determine not to actively pursue the development or commercialization of our products. A collaboration partner also may not be precluded from independently pursuing competing products and drug delivery approaches or technologies.

There is a risk that a collaboration partner might fail to perform its obligations under the collaborative arrangements or may be slow in performing its obligations. In addition, a collaboration partner may experience financial difficulties at any time that could prevent it from having available funds to contribute to the collaboration. If a collaboration partner fails to conduct its product development, manufacturing, commercialization, regulatory compliance, sales and marketing or distribution activities successfully and in a timely manner, or if it terminates or materially modifies its agreements with us, the development and commercialization of one or more product candidates could be delayed, curtailed or terminated because we may not have sufficient financial resources or capabilities to continue product development, manufacturing, and commercialization on our own.

We have no experience in manufacturing, marketing, selling or distributing products, and we may need to rely on marketing partners or contract sales companies if any of our product candidates receive regulatory approval.

Even if we are able to develop our products and obtain necessary regulatory approvals, we have no experience or capabilities of our own in manufacturing, marketing, selling or distributing any of the products that we plan to develop. Accordingly, we will be dependent on our ability to build our own manufacturing, marketing, and distribution capability for our products, which would require the investment of significant financial and management resources, or we will need to find third parties to manufacture our products, and collaborative marketing partners or contract sales companies for commercial sale of those products. Even if we find one or more potential third party manufacturers and marketing partners, of which there can be no assurance, we may not be able to negotiate manufacturing, licensing, or marketing contracts on favorable terms to justify our investment or achieve adequate revenues and margins.

Risks Related to Ownership of Our Securities

Because we are engaged in the development of stem cell therapeutic products, the market price of our securities may be adversely affected by market volatility.

The market price of our securities, like that of the shares of many other development stage pharmaceutical or biotechnology companies, has been and is likely to be volatile. In addition to general economic, political and market conditions, the price and trading volume of our stock could fluctuate widely in response to many factors, including:

•	sales or potential sales of substantial amounts of our securities;
•	results of preclinical testing or clinical trials of our product candidates or those of our competitors;
•	announcements about us or about our competitors, including clinical trial results, regulatory approvals, new product introductions and commercial results;
•	the cost of our development programs;
•	the success of competitive products or technologies;
•	litigation and other developments relating to our issued patents or patent applications or other proprietary rights or those of our competitors;
•	conditions in the pharmaceutical or biotechnology industries;
•	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;
•	variations in our financial results or those of companies that are perceived to be similar to us, including the failure of our earnings to meet analysts’ expectations; and
•	general economic, industry and market conditions.

Many of these factors are beyond our control. The stock markets in general, and the market for pharmaceutical and biotechnological companies in particular, have been experiencing extreme price and volume fluctuations which have affected the market price of the equity securities without regard to the operating performance of the issuing companies. Broad market fluctuations, as well as industry factors and general economic and political conditions, may adversely affect the market price of our securities.

The recently enacted JOBS Act allows us to postpone the date by which we must comply with certain laws and regulations intended to protect investors and to reduce the amount of information we provide in our reports filed with the Commission, which could undermine investor confidence in our company and adversely affect the market price of our securities.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies.” As defined in the JOBS Act, a public company whose initial public offering of common equity securities occurred after December 8, 2011 and whose annual gross revenues are less than $1.0 billion will, in general, qualify as an emerging growth company until the earliest of:

•	the last day of its fiscal year following the fifth anniversary of the date of its initial public offering of common equity securities;

•	the last day of its fiscal year in which it has annual gross revenue of $1.0 billion or more;
•	the date on which it has, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; and
•	the date on which it is deemed to be a “large accelerated filer,” which will occur at such time as we (a) have an aggregate worldwide market value of common equity securities held by non-affiliates of $700 million or more as of the last business day of its most recently completed second fiscal quarter, (b) have been required to file annual and quarterly reports under the Securities Exchange Act of 1934 for a period of at least 12 months, and (c) have filed at least one annual report pursuant to the Securities Exchange Act of 1934.

Under this definition, we are an emerging growth company and could remain an emerging growth company until as late as December 31, 2019.

The JOBS Act provides that, so long as we qualify as an emerging growth company, we will, among other things:

•	be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting;
•	be exempt from the “say on pay” provisions (requiring a non-binding stockholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding stockholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd-Frank Act relating to compensation of our chief executive officer;
•	be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and
•	be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although we are still evaluating the JOBS Act, we currently take advantage of the reduced regulatory and reporting requirements that are available to us so long as we qualify as an “emerging growth company,” except that we have irrevocably elected not to take advantage of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that our independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of our internal control over financial reporting so long as we qualify as an emerging growth company, which may increase the risk that weaknesses or deficiencies in our internal control over financial reporting go undetected. Likewise, so long as we qualify as an emerging growth company, we may elect not to provide you with certain information, including certain financial information and certain information regarding compensation of our executive officers, that we would otherwise have been required to provide in filings we make with the Commission, which may make it more difficult for investors and securities analysts to evaluate our company. As a result, investor confidence in our company and the market price of our securities may be materially and adversely affected.

If securities analysts do not publish research or reports about our business or if they downgrade our stock, the price of our securities could decline.

The current trading market for our Series A Shares rely in part on the research and reports that industry or financial analysts publish about us, our business, our markets and our competitors. We do not control these analysts. If securities analysts do not cover us, the lack of research coverage may adversely affect the market price of our Series A shares. Furthermore, if one or more of the analysts who do cover us downgrade our stock or if those analysts issue other unfavorable commentary about us or our business, our stock price would likely decline. If one or more of these analysts cease coverage of us or fails to regularly publish reports on us, we could lose visibility in the market and interest in our stock could decrease, which in turn could cause our stock price or trading volume to decline.

We do not currently intend to pay dividends on any of our classes of securities and, consequently, your ability to achieve a return on your investment will depend on the appreciation in the price of our securities.

We have never declared or paid any cash dividends on any class of our securities. We currently intend to retain any future earnings to fund our future growth and do not expect to declare or pay any dividend on any class of our securities in the foreseeable future. As a result, you may only realize a gain on your investment in our securities if the market price of our securities appreciates and you sell your securities at a price above your cost after accounting for any taxes. The price of our securities may not appreciate in value or ever exceed the price that you paid for our securities.

USE OF PROCEEDS

We will retain broad discretion over the use of net proceeds to us from the sale of our securities offered hereby. Except as may be otherwise described in a prospectus supplement, we currently anticipate using any net proceeds to us for general corporate purposes. The amounts and timing of our actual expenditures may vary significantly depending upon numerous factors.

Pending the application of such proceeds, we may invest the proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations.

DESCRIPTION OF CAPITAL STOCK

General

Our Amended and Restated Certificate of Incorporation currently authorizes us to issue an aggregate of 155,000,000 shares of capital stock, of which (i) 150,000,000 are shares of common stock (the “Common Stock”) comprised of 75,000,000 shares of Series A Common Stock, par value $0.0001 per share, and 75,000,000 shares of Series B Common Stock, par value $0.0001 per share (the “Series B Shares”), and (ii) 5,000,000 are shares of “blank check” preferred stock, par value $0.0001 per share.

As of December 1, 2014, we had 30,902,152 Series A Shares issued and outstanding and an additional 11,575,000 Series A Shares issuable upon exercise of outstanding options and warrants. No Series B Shares or shares of Preferred Stock are issued and outstanding.

Preferred Stock

Our Certificate of Incorporation currently authorizes the issuance of up to 5,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). We may issue Preferred Stock in one or more series, at any time, with such powers, preferences, and rights, and qualifications, limitations and restrictions as our Board of Directors may determine, all without further action of our shareholders. Our Board of Directors may, by resolution, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Stock subsequent to the issue of shares of that series. Any series of Preferred Stock which may be authorized by the Board of Directors in the future may be senior to and have greater rights and preferences than the Common Stock. There are no shares of Preferred Stock presently outstanding and we have no present plan, arrangement or commitment to issue any Preferred Stock.

Common Stock

Rights and Preferences

Holders of Common Stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Voting Rights

Each holder of record of Series A Shares or Series B Shares is entitled to one vote for each outstanding Series A Share or Series B Share owned on every matter properly submitted to the shareholders for their vote. The Series A Shares and Series B Shares will vote together as a single class, without distinction as to series on all matters except as may otherwise be required by Delaware law.

Subject to any voting rights that might be afforded to holders of any Preferred Stock that might be outstanding, matters submitted to our shareholders for a vote will generally require for approval the affirmative vote of a majority of the shares of stock entitled to vote on the matter, without distinction as to class or series, present and voting at a meeting of shareholders at which a quorum is present, unless Delaware law requires a different vote. Delaware law requires the following vote for approval of the following matters:

•	A merger or consolidation for which a vote of our shareholders is required, or a sale of all or substantially all of our assets, or a corporate dissolution, will require the affirmative vote of a majority of the outstanding shares of stock entitled to vote on the matter, without distinction as to class or series.
•	An amendment of our certificate of incorporation will require the affirmative vote of a majority of the outstanding stock entitled to vote on the amendment, and a majority of the outstanding stock of each class entitled to vote on the amendment as a class. Under Delaware law, the holders of the outstanding shares of a class shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote on the amendment by our certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of the class, increase or decrease the par value of the shares of the class, or alter or change the powers, preferences, or special rights of the shares of the class so as to affect them adversely. If any proposed amendment would alter or change the powers, preferences, or special rights of one or more series of any class so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of the vote required to approve the amendment.

•	Directors may be elected by a plurality of the shares of stock entitled to vote, voted at a meeting at which a quorum is present.
•	Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of shareholders. Any action required or that may be taken at any annual or special meeting of our shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the matter were present and voted.

Dividend Rights

Subject to the dividend rights of holders of any shares of the Preferred Stock that may be issued from time to time, holders of our Common Stock are entitled to any dividend declared by the Board of Directors out of funds legally available for that purpose. We have not paid any cash dividends on either the Series A Shares or Series B Shares, and it is unlikely that any cash dividends will be declared or paid on any series of our Common Stock in the foreseeable future. Instead, we plan to retain our cash for use in financing our future operations and growth. We may declare and pay dividends or other distributions on Series A Shares without paying a corresponding dividend or distribution on the Series B Shares.

Liquidation Rights

Subject to the prior payment of the liquidation preference to holders of any shares of Preferred Stock that may be issued, holders of Common Stock are entitled to receive on a pro rata basis, without a distinction between Series A Shares and Series B Shares, all of our remaining assets available for distribution to the holders of Common Stock in the event of the liquidation, dissolution, or winding up of our operations.

Preemptive Rights

Holders of Common Stock, regardless of series, do not have any preemptive rights to become subscribers or purchasers of additional shares of any series of our Common Stock or of any other class or series of our capital stock.

Warrants

As of December 1, 2014, 8,500,000 Series A Shares were issuable upon the exercise of outstanding warrants, at a weighted average exercise price of $3.44.

General

Pursuant to this prospectus, we may issue, in one or more series, warrants to purchase preferred stock or Series A Shares. The warrants may be issued independently or together with any securities and may be attached to or separate from the securities. If the warrants are issued pursuant to warrant agreements, we will so specify in the prospectus supplement relating to the warrants being offered pursuant to the prospectus supplement. While the following the terms described below will apply generally to any warrants we may offer, we will describe the particular terms of any series of warrants in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement for a particular series of warrants may specify different or additional terms than those specified below.

The applicable prospectus supplement will describe the following terms of equity warrants offered:

•	the title of the equity warrants;
•	the securities (i.e., preferred stock or Series A Shares) for which the equity warrants are exercisable;
•	the price or prices at which the equity warrants will be issued;

•	if applicable, the designation and terms of the preferred stock or Series A Shares with which the equity warrants are issued, and the number of equity warrants issued with each share of preferred stock or Series A Shares; and
•	any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of equity warrants.

Holders of warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.

The exercise price payable and the number of Series A Shares or preferred stock purchasable upon the exercise of each warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of Series A Shares or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of Series A Shares or preferred stock. In lieu of adjusting the number of shares of Series A Shares or preferred stock purchasable upon exercise of each warrant, we may elect to adjust the number of warrants. No adjustments in the number of shares purchasable upon exercise of the warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding warrant shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of Series A Shares or preferred stock into which the warrant was exercisable immediately prior to the transaction.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such principal amount of securities or shares of stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Upon receipt of payment and the taking of other action specified in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Warrants Issued on October 1, 2013

On October 1, 2013, we issued warrants to purchase 3,500,000 Series B Shares. All of these warrants have identical terms and entitle the holder to purchase one Series B Share at a price of $5.00 per share. These warrants are now exercisable for shares of Series A Shares as the outstanding Series B Shares were converted into Series A Shares on October 3, 2014.

Expiration Date of Warrants

The warrants will expire at 5:00 p.m. New York time on the three-year anniversary of the date on which the warrants are issued, and the warrants may not be exercised after that date.

Adjustment of the Number of Shares and Exercise Price

The number of Series A shares issuable upon the exercise of the warrants, and exercise price per share, will be proportionally adjusted in the event of a stock split, stock dividend, combination, reclassification of our securities or similar recapitalization of the Series A Shares.

The number of shares issuable upon the exercise of the warrants, and exercise price per share will also be adjusted if we issue rights, options or warrants to all holders of our Series A Shares, without any charge to those holders, entitling them to subscribe for or purchase Series A Shares at a price per share which is lower at the record date than the then current market price per Series A Share. In that case, the number of Series A Shares thereafter purchasable upon the exercise of each warrant will be determined by multiplying the number of shares otherwise issuable upon exercise of each warrant by a fraction, of which the numerator will be the number of Series A Shares outstanding on the date of issuance of such rights, options or warrants plus the number of additional Series A Shares offered for subscription or purchase in connection with the rights, options or warrants issued without charge, and of which the denominator will be the number of Series A Shares outstanding on the date of issuance of those rights, options or warrants plus the number of shares which the aggregate exercise price for the total number of Series A Shares issuable upon exercise of those rights, options or warrants would purchase at the current market price per Series A Share at the record date.

If we distribute to all holders of our Series A Shares (including any distribution made in connection with a merger in which we are the surviving corporation) evidences of our indebtedness or assets (excluding cash, dividends or distributions payable out of consolidated earnings or earned surplus and dividends or stock dividends) or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase Series A Shares (excluding those referred to in above), then in each case the number of Series A Shares purchasable upon the exercise of each warrant shall be determined by multiplying the number of shares theretofore purchasable upon the exercise of each warrant by a fraction, of which the numerator will be the then current market price per Series A Share on the date of such distribution, and of which the denominator will be the then current market price per Series A Share, less the then fair value (as reasonably determined by our Board of Directors) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one Series A Share.

Whenever the number of shares purchasable upon the exercise of each warrant is adjusted, the price payable upon exercise of each warrant shall be adjusted by multiplying the exercise price immediately prior to the adjustment by a fraction, of which the numerator will be the number of shares purchasable upon the exercise of each warrant immediately prior to the adjustment, and of which the denominator will be the number of shares purchasable immediately thereafter.

Upon the expiration of any rights, options, warrants or conversion or exchange privileges that result in an adjustment of the number of shares issuable upon the exercise of the warrants and the exercise price, the number of shares purchasable upon the exercise of each warrant and the exercise price of the warrants shall be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only Series A Shares, if any, so issued were the Series A Shares actually issued or sold upon the exercise of the rights, options, warrants or conversion or exchange rights, and (B) those Series A Shares that were issued or sold for the consideration actually received by us upon such exercise plus the aggregate consideration, if any, actually received by us for the issuance, sale or grant of all of those rights, options, warrants or conversion or exchange rights whether or not exercised.

Preservation of Purchase Rights Upon Merger, Consolidation, and Certain Other Transactions

The Warrant Agreement governing the warrants provides that if we consolidate with or merge into another corporation, or if we sell, transfer or lease to another corporation all or substantially all our assets, we or our successor or the corporation that purchases us or our assets shall execute an agreement providing that each warrant holder shall have the right thereafter, either (i) upon payment of the exercise price of the warrants in effect immediately prior to the transaction, to purchase upon exercise of their warrant the “Sale Consideration,” or (ii) to receive, in cancellation of their warrants (and in lieu of paying the exercise price and exercising their warrants), the Sale Consideration less a portion having a fair market value (as reasonably determined by us) equal to the exercise price; provided, however, that no adjustment in respect of dividends, interest or other income on or from such shares or other securities and property shall be made during the term of a warrant or upon the exercise of a warrant. The “Sale Consideration” means the kind and amount of shares and other securities and property (including cash) which the warrant holder would have owned or have been entitled to receive after the consolidation, merger, sale, transfer or lease had they exercised their warrants immediately prior to the transaction.

No Rights as Shareholders

The warrants do not confer upon the warrant holders the right to vote or to receive dividends or to consent or to receive notice as shareholders in respect of any meeting of shareholders for the election of directors or any other matter, or any rights whatsoever as our shareholders.

The forgoing description of the warrants is only a summary and does purport to be a complete description of all of the terms of the warrants, which are contained in a warrant Agreement. The Warrant Agreement has been filed as an exhibit to Our Registration Statement of which this prospectus is a part. The foregoing summary is qualified in all respects by the terms of the Warrant Agreement which is incorporated herein by reference.

Warrants Issued on June 16, 2014

On June 16, 2014, we issued warrants to purchase 5,000,000 of our Series B Shares to two private investors in connection with the sale of 5,000,000 of our BioTime common shares. The warrants are governed by a Warrant Agreement having substantially the same terms as the warrants we issued on October 1, 2013, described above, except that the warrants issued on June 16, 2014 will expire on at 5:00 p.m. New York time on June 15, 2015 if not exercised by that date, have an exercise price of $2.34 per share, and the warrant holders must give us not less than 61 days notice prior to exercising their warrants. These warrants are now exercisable for shares of Series A Shares as the outstanding Series B Shares were converted into Series A Shares on October 3, 2014.

Delaware Law and Certain Bylaw Provisions

Delaware Statutory Business Combinations Provision

We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s voting stock. Section 203 could discourage or make it more difficult to effect a change in our management or the acquisition of control by a holder of a substantial amount of our voting stock, even if our stockholders might consider such a change to be in their best interest. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors

Our bylaws provide that if a shareholder or a group of shareholders desires to nominate any person for election to our Board of Directors, or if they desire to bring any other business before a meeting of our shareholders, the shareholder or group must first have given timely notice of the proposal in writing to our Secretary. To be timely, a shareholder’s notice must be delivered or mailed to and received at our principal executive offices not less than 120 days prior to the one (1) year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be delivered, or mailed and received, not later than the ninetieth (90th) day prior to our annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of our annual meeting was first made.

Future Stock Issuances

Except as expressly set forth herein or pursuant to our equity incentive plan and any successor plans, we have no current plans to issue any additional securities.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our Series A Shares is American Stock Transfer and Trust Company LLC, 6201 15th Avenue, Brooklyn, New York 11219.

Stock Exchange Listing

Our Series A Shares are listed on the NYSE MKT LLC under the trading symbol “AST.”

PLAN OF DISTRIBUTION

We may sell the securities being offered by us in this prospectus pursuant to underwritten public offerings, negotiated transactions, block trades or any combination of such methods. We may sell the securities to or through underwriters, dealers, agents or directly to one or more purchasers. We and our agents reserve the right to accept and to reject in whole or in part any proposed purchase of securities. A prospectus supplement or post-effective amendment, which we will file each time we effect an offering of any securities, will provide the names of any underwriters, dealers or agents, if any, involved in the sale of such securities, and any applicable fees, commissions, or discounts to which such persons shall be entitled to in connection with such offering.

We and our agents, dealers and underwriters, as applicable, may sell the securities being offered by us in this prospectus from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;
•	market prices prevailing at the time of sale;
•	prices related to such prevailing market prices;
•	varying prices determined at the time of sale; or
•	negotiated prices.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations in the applicable prospectus supplement or amendment.

We may solicit directly offers to purchase securities. We may also designate agents from time to time to solicit offers to purchase securities. Any agent that we designate, who may be deemed to be an underwriter as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such agent at the time of resale.

We may engage in at the market offerings of our securities. An at the market offering is an offering of our securities at a fixed price through a market maker. We shall name any underwriter that we engage for an at the market offering in a post-effective amendment to the registration statement containing this prospectus. We shall also describe any additional details of our arrangement with such underwriter, including commissions or fees paid, or discounts offered, by us and whether such underwriter is acting as principal or agent, in the related prospectus supplement.

If we use underwriters to sell securities, we will enter into an underwriting agreement with the underwriters at the time of the sale to them, which agreement shall be filed as an exhibit to the related prospectus supplement. Underwriters may also receive commissions from purchasers of the securities. Underwriters may also use dealers to sell securities. In such an event, the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which they may be required to make in respect of such liabilities. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we may authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase the securities offered by us under this prospectus pursuant to contracts providing for payment and delivery on a future date or dates. The obligations of any purchaser under these contracts will be subject only to those conditions described in the applicable prospectus supplement, and the prospectus supplement will set forth the price to be paid for securities pursuant to those contracts and the commissions payable for solicitation of the contracts.

Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids in accordance with Regulation M of the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by such dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

Our Series A Shares are listed on the NYSE MKT LLC under the symbol “AST.” The other securities are not listed on any securities exchange or other stock market and, unless we state otherwise in the applicable prospectus supplement, we do not intend to apply for listing of the other securities on any securities exchange or other stock market. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities that they purchase, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Accordingly, we give you no assurance as to the development or liquidity of any trading market for the securities.

The anticipated date of delivery of the securities offered hereby will be set forth in the applicable prospectus supplement relating to each offering.

In order to comply with certain state securities laws, if applicable, the securities may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the securities may not be sold unless the securities have been registered or qualified for sale in such state or an exemption from regulation or qualification is available and is complied with. Sales of securities must also be made by us in compliance with all other applicable state securities laws and regulations.

We shall pay all expenses of the registration of the securities.

LEGAL MATTERS

If and when the securities being registered hereunder are issued, the validity of such issuance will be passed upon for us by Dentons US LLP, New York, New York.

EXPERTS

On June 30, 2014, KPMG LLP acquired certain assets of ROTHSTEIN-KASS, P.A. (d/b/a Rothstein Kass & Company, P.C.) and certain of its affiliates (“Rothstein Kass”), our independent registered public accounting firm. As a result of this transaction, on June 30, 2014, Rothstein Kass resigned as our independent registered public accounting firm. Rothstein Kass had audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, and for the periods from inception (September 24, 2012) to December 31, 2012 and December 31, 2013, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements referenced above are incorporated by reference in reliance on the report of Rothstein Kass, given on their authority as experts in accounting and auditing. On July 7, 2014 our Board of Directors approved the engagement of OUM & Co. LLP (“OUM”) as our new independent registered public accounting firm.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the Commission. You may read and copy any materials that we file with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Many of our Commission filings are also available to the public from the Commission’s website at http://www.sec.gov. We make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please send an e-mail to InvestorRelations@asteriasbio.com or contact Investor Relations, at the following address or telephone number: Asterias Biotherapeutics, Inc., 230 Constitution Drive, Menlo Park, California 94025, Attention: Investor Relations; (650) 433-2992. Exhibits to the documents will not be sent, unless those exhibits have specifically been incorporated by reference in this prospectus.

We maintain our corporate website at http://www.asteriasbiotherapeutics.com. Our website and the information contained therein or connected thereto is not incorporated into this Registration Statement.

We have filed with the Commission a registration statement on Form S-3 under the Securities Act relating to the securities we are offering by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Please refer to the registration statement and its exhibits and schedules for further information with respect to us and our securities. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of that contract or document filed as an exhibit to the registration statement. You may read and obtain a copy of the registration statement and its exhibits and schedules from the Commission, as described in the preceding paragraph.

INCORPORATION BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents filed with Commission listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on March 17, 2014;
•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2014, filed on May 5, 2012, the quarter ended June 30, 2014, filed on August 11, 2014 and the quarter ended September 30, 2014, filed on November 10, 2014;
•	our Current Reports on Form 8-K filed with the Commission on March 27, 2014, April 11, 2014, May 22, 2014, May 28, 2014, May 30, 2014, June 12, 2014, June 17, 2014, July 7, 2014, July 23, 2014, August 21, 2014, August 27, 2014, September 4, 2014, September 11, 2014, September 30, 2014 and October 22, 2014;
•	our Definitive Information Statement filed with the Commission on June 24, 2014, including any amendments or supplements filed for the purpose of updating same; and
•	the description of our Series A Shares contained in our Registration Statement on Form 8-A filed with the Commission on September 26, 2014.

All reports and other documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such reports and documents. This prospectus also incorporates by reference any documents that we file with the Commission after the date that the initial registration statement is filed with the Commission and before the effectiveness of the registration statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings, at no cost, by sending an e-mail to InvestorRelations@asteriasbio.com and requesting any one or more of such filings or by contacting Investor Relations, at the following address or telephone number: Asterias Biotherapeutics, Inc., 230 Constitution Drive, Menlo Park, California 94025, Attention: Investor Relations; (650) 433-2992. Exhibits to the documents will not be sent, unless those exhibits have specifically been incorporated by reference in this prospectus.

Asterias Biotherapeutics, Inc.

          Shares of Series A Common Stock
Warrants to Purchase           Shares of Series A Common Stock

PROSPECTUS SUPPLEMENT

RAYMOND JAMES

May   , 2016